Exhibit 10.1

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in placed marked “[***]” and has been field separately with the Securities and
Exchange Commission pursuant to a Confidential Treatment Request.

CONTRACT

Between

Hughes Network Systems, LLC

And

Space Systems/Loral, Inc.

for the

Hughes Jupiter Satellite Program

June 8, 2009

The attached Contract and information contained therein are confidential and proprietary to Space Systems/Loral, Inc. and Hughes Network Systems, LLC and shall not be published or disclosed to any third party except as permitted by the terms and conditions of this Contract.

Use or disclosure of the data contained on this sheet is subject to the restriction on the title page.

Use or disclosure of the data contained on this sheet is subject to the restriction on the title page.

i

LIST OF EXHIBITS

Exhibit A                      Statement of Work

Exhibit B                      Satellite Performance Specification

Exhibit C                      Product Assurance Plan

Exhibit D                      Satellite Test Plan

Exhibit E                      Price and Payment Plan

Exhibit F                      Escrow Agreement

Exhibit G                      [***]

Exhibit H                      [***]

Use or disclosure of the data contained on this sheet is subject to the restriction on the title page.

ii

PREAMBLE

This Contract is entered into effective as of June 8, 2009 (the “Effective Date of Contract” or “EDC”), by and between Hughes Network Systems, LLC (“Hughes”), a limited liability company organized and existing under the laws of the state of Delaware, having an office and place of business at 11717 Exploration Lane, Germantown, Maryland 20876 (hereinafter referred to as “Purchaser”), and Space Systems/Loral, Inc., a corporation organized and existing under the laws of the state of Delaware, having an office and place of business at 3825 Fabian Way, Palo Alto, CA 94303-4604 (hereafter referred to as “Contractor”, and Purchaser and Contractor are hereafter referred to collectively as the “Parties” or individually as a “Party”), regarding the Hughes Jupiter Satellite program.

Use or disclosure of the data contained on this sheet is subject to the restriction on the title page.

RECITALS

WHEREAS, Purchaser desires to procure a communications Satellite, Satellite Control Facilities, Launch Support Services, Mission Support Services, Training services and other items and services to the extent and subject to the terms and conditions set forth herein, and

WHEREAS, Contractor is willing to furnish such Satellite, Satellite Control Facilities, Launch Support Services, Mission Support Services, Training services and other items and services to the extent of and subject to the terms and conditions set forth herein, in consideration of the price and other valid consideration.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and intending to be legally bound, the Parties agree as follows:

Use or disclosure of the data contained on this sheet is subject to the restriction on the title page.

Article 1 - DEFINITIONS

Capitalized terms used and not otherwise defined herein shall have the following meanings:

1.1	“Acceptance” (i) with respect to the Satellite shall be as provided in Article 10, and (ii) with respect to any Deliverable Item other than the Satellite shall be as provided in Article 11.

1.2
“Actual Costs” shall mean Contractor’s direct and actual costs incurred as determined in accordance with Contractor’s standard accounting practices uniformly applied, including allocated G&A and overhead, but excluding profit, margin, mark-up, or other fees.

1.3	“Affiliate” means, with respect to an entity, any other entity, directly or indirectly, Controlling or Controlled by or under common Control with such first named entity.

1.4	“Article” means an article of this Contract.

1.5	“Attachment(s)” means any and all attachment(s) that are attached hereto or to any Exhibit and incorporated herein or therein, as may be amended from time to time in accordance with the terms hereof.

1.6	“Attributable to Purchaser” has the meaning set forth in Article 13.8.

1.7	“Business Day” means any day other than a Saturday, Sunday or any other day on which national banks are authorized to be closed in New York City, New York.

1.8	“Candidate Launch Vehicles” means a launch vehicle compatible with the Satellite, including Ariane 5 ECA (dual launch configuration), Proton/Breeze M, Sea Launch, and Atlas V 431 launch vehicles.

1.9	[***]

1.10	“Component” means any unit, system, subsystem, or piece of equipment or hardware or software to be employed on the Satellite or SCF Baseband TC&R Equipment.

1.11	“Contract” means the terms and conditions (Preamble, Recitals and Articles) of this executed contract, its Exhibits and its Attachment(s) as set forth in Articles

Use or disclosure of the data contained on this sheet is subject to the restriction on the title page.

2.1 and 33, as may be amended from time to time in accordance with the terms hereof.

1.12	[***]

1.13
“Contractor Intellectual Property” means all Intellectual Property owned by Contractor and provided to Purchaser in connection with this Contract (before or after EDC), including the Deliverable Data and Software, and all Intellectual Property Rights related thereto.  Contractor Intellectual Property shall also include any derivatives, improvements or modifications of the Contractor Intellectual Property made by or on behalf of Purchaser or Contractor thereto; except for derivatives, improvements or modifications that can be used by Purchaser without infringing or violating the pre-existing Contractor Intellectual Property Rights.

1.14	“Contractor” has the meaning set forth in the Preamble and any successor or assignee permitted hereunder.

1.15
“Control” and its derivatives mean, with respect to an entity, (i) the legal, beneficial, or equitable ownership, directly or indirectly, of fifty percent (50%) or more of the capital stock (or other ownership interest if not a corporation) of such entity ordinarily having voting rights, or (ii) the power to direct, directly or indirectly, the management policies of such entity, whether through the ownership of voting stock, by contract, or otherwise.

1.16	“Cure Letter” has the meaning set forth in Article 9.1.8.

1.17	“Daily Rate” has the meaning set forth in Article 13.2.

Use or disclosure of the data contained on this sheet is subject to the restriction on the title page.

1.18
“Defect” means (a) with respect to the Satellite, the SCF Baseband TC&R Equipment, and Satellite Unique Ground Products, any defect or nonconformance in design, material or workmanship, or failure to meet or perform in accordance with the applicable specifications of this Contract; or (b) with respect to any Deliverable Data or Deliverable Services, any failure to meet the applicable specifications or requirements set forth in this Contract in Articles 15.2.3 or 15.2.4, as applicable.

1.19	“Deliverable Data” means the data and documentation required to be delivered to Purchaser as specified in Article 3.1 and Exhibit A, Statement of Work, Section 5.7.

1.20	“Deliverable Item” means any of the items or services listed in Article 3.1, as may be amended from time to time in accordance with the terms hereof and, collectively, the “Deliverable Items.”

1.21	“Deliverable Services” means those services listed in Article 3.1, as may be amended from time to time in accordance with the terms hereof.

1.22	“Delivery” has the meaning set forth in Article 3.2.

1.23	“Dispute” has the meaning set forth in Article 25.

1.24	“Effective Date of Contract” or “EDC” is the date set forth in the Preamble.

1.25	“Escrow Agreement” has the meaning set forth in Article 29.1.1.

1.26	“Exhibit(s)” means the exhibit(s) identified in Article 2.1 and attached hereto and incorporated herein, as may be amended from time to time in accordance with the terms hereof.

1.27
“Exploit” means with regard to Contractor Intellectual Property to use such Intellectual Property (1) to launch, use, operate and maintain the Satellite(s), to encumber or otherwise burden or dispose of each Satellite as an asset of Purchaser, and to sell, offer for sale, lease, market and rent capacity on, market and provide services with respect to, and otherwise obtain the benefits of, the Satellite(s), and, (2) to use, operate, reproduce, modify and maintain, as applicable, or to encumber or otherwise burden or dispose of, Deliverable Items in carrying out Purchaser’s business related to the Satellite(s).

Use or disclosure of the data contained on this sheet is subject to the restriction on the title page.

1.28	Reserved.

1.29	“FCC” means the Federal Communications Commission or any successor agency or governmental authority.

1.30
“Financing Entity” means any one or more of Purchaser’s sources of financing or funding related to Purchaser’s acquisition of the Satellite or any portion of the Work hereunder, which has been specifically identified in a written notification to Contractor.

1.31	“Firm Fixed Price” has the meaning set forth in Article 4.1.

1.32	“Force Majeure” has the meaning set forth in Article 17.

1.33
“Future Orbital Performance Incentives” as of any date means that the Orbital Performance Incentives that could potentially be earned after such date until the end of the nominal Orbital Performance Incentive Period (assuming the Satellite operates in a manner that would allow Contractor to earn Orbital Performance Incentives under Article 13).

1.34	“Ground Insurance” has the meaning set forth in Article 32.4.

1.35	“Ground Storage” means that period where the Satellite is held on the ground for an extended period prior to Launch.

1.36	[***]

1.37	[***]

1.38	“In-Orbit Testing” or “IOT” means the testing of the Satellite in-orbit in accordance with Exhibit D, Satellite Test Plan.

1.39	“IOT Complete Date” has the meaning set forth in Article 10.3.

1.40	[***] has the meaning set forth in Article 19.1

1.41	“Integration Activities” has the meaning set forth in Article 3.3.

1.42
“Intellectual Property” means all designs, techniques, analyses, methods, concepts, formulae, layouts, software, inventions (whether or not patented or patentable), discoveries, improvements, processes, ideas, technical data and documentation, technical information, engineering, manufacturing and other drawings, specifications and similar matter in which an Intellectual Property Right

Use or disclosure of the data contained on this sheet is subject to the restriction on the title page.

subsists regardless of whether any of the foregoing has been reduced to writing or practice.

1.43	“Intellectual Property Claim” has the meaning set forth in Article 19.

1.44
“Intellectual Property Right(s)” means all common law and statutory proprietary rights with respect to Intellectual Property, including patent, patent application, patent registration, copyright, trademark, service mark, trade secret, mask work rights, data rights, moral rights and similar rights existing from time to time under the intellectual property laws of the United States, any state or foreign jurisdiction, or international treaty regime regardless of whether such rights exist as of the date hereof or arise or are acquired at any time in the future.

1.45
“Intentional Ignition” means, with respect to the Satellite, the start of the ignition process of the Launch Vehicle for the purpose of Launch, which is the time at which the command signal is sent to the Launch Vehicle.  This definition shall be modified to reflect the definition of “intentional ignition” in the Launch Services Agreement applicable to Launch of the Satellite.

1.46
“Launch” means, with respect to the Satellite, Intentional Ignition followed by lift-off.  This definition shall be modified to incorporate the definition of "launch" from the Launch Services Agreement applicable to the Launch of the Satellite.

1.47	“Launch and In-Orbit Insurance Policy” has the meaning set forth in Article 32.1.

1.48	“Launch Agency” means the third party provider of the Launch Services responsible for the Launch of the Satellite.

1.49	“Launch Services” means those services, including the provision of a Launch Vehicle, to be provided by the Launch Agency for the Launch of the Satellite pursuant to the Launch Services Agreement.

1.50	“Launch Services Agreement” or “LSA” means the contract between the Purchaser and the Launch Agency that provides for the Launch Services for the Satellite.

Use or disclosure of the data contained on this sheet is subject to the restriction on the title page.

1.51	“Launch Site” means the location that will be used by the Launch Agency for purposes of launching the Satellite, except in the case of Sea Launch it shall mean the home port located in Long Beach, CA.

1.52	“Launch Support” or “Launch Support Services” means those services specified in Exhibit A, Statement of Work to be provided by Contractor in support of Launch Services.

1.53	“Launch Support Products” means the Launch Support Products set forth in Exhibit A, Statement of Work, Section 5.6.

1.54	“Launch Vehicle” means the launch vehicle used to Launch the Satellite.

1.55	“Losses” has the meaning set forth in Article 20.1.

1.56	“Major Subcontract” and “Major Subcontractors” have the meanings set forth in Article 38.1.

1.57
“Milestone” means a portion of the Work upon completion of which a payment is to be made in accordance with Exhibit E, Price and Payment Plan.  Orbital Performance Incentives shall not constitute a Milestone.

1.58	“Mission Support Services” means the orbit-raising, IOT and related services specified in Exhibit A, Statement of Work, to be performed by Contractor for the Satellite.

1.59	[***]

1.60	[***] has the meaning set forth in Article 24.

1.61	“NSP” means "not separately priced" and included in the Firm Fixed Price.

1.62
“Orbital Performance Incentive Period” means, with respect to the Satellite, the period commencing on the day following the IOT Complete Date for such Satellite and ending on the last day of the Satellite Stated Life.

1.63
“Orbital Performance Incentives” means, with respect to the Satellite, an amount equal to [***], which may be earned by Contractor based on in-orbit performance of such Satellite as set forth in Article 13.

1.64	“Orbital Storage” means, with respect to the Satellite, any period of time of intentional non-use by Purchaser of such Satellite after the IOT Complete Date

Use or disclosure of the data contained on this sheet is subject to the restriction on the title page.

provided that such Satellite has been placed into orbit and is capable of performing in accordance with Exhibit B, Satellite Performance Specification.

1.65	“Paragraph” means a paragraph under any Article hereof or section in an Exhibit or Attachment.

1.66	“Partial Loss” means, with respect to the Satellite on or after Intentional Ignition, that Transponder Failures have occurred, but the Satellite is not a Total Loss.

1.67	“Party” or “Parties” means Purchaser, Contractor or both, as the context requires.

1.68	“Payment Plan” means the payment plan for the applicable Deliverable Item, as set forth in Exhibit E, Price and Payment Plan, as may be amended from time to time in accordance with the terms hereof.

1.69
“Performance Specification” means the applicable performance specification for the Satellite or other Deliverable Item, as appropriate, in the context of the applicable clause, as such specification may be amended from time to time in accordance with the terms hereof.

1.70	“Preamble” means the preamble section of this Contract.

1.71	“PMO” means the Purchaser’s program management office to be designated by Purchaser.

1.72	“Product Assurance Plan” means the product assurance plan attached as Exhibit C, as may be amended from time to time in accordance with the terms hereof.

1.73	“Proprietary Information” has the meaning set forth in Article 28.

1.74	“Purchaser” has the meaning set forth in the Preamble and any successor or assignee permitted hereunder.

1.75	“Purchaser Associates” has the meaning set forth in Article 8.1.

1.76	“Purchaser Delay” has the meaning set forth in Article 18.

1.77
“Purchaser Intellectual Property” means all Intellectual Property owned by Purchaser and provided to Contractor in connection with this Contract (before or after EDC), including all such Purchaser provided Intellectual Property contained

Use or disclosure of the data contained on this sheet is subject to the restriction on the title page.

[***], and all Intellectual Property Rights related thereto.  Purchaser Intellectual Property shall also include any derivatives, improvements or modifications of the Purchaser Intellectual Property made by or on behalf of Purchaser or Contractor thereto; except for derivatives, improvements or modifications that can be used by Contractor without infringing or violating the pre-existing Purchaser Intellectual Property Rights.

1.78	“Recitals” means the recitals section of this Contract.

1.79	“Required SPSR Complete Date” has the meaning as set forth in Article 22.1.

1.80	“Satellite” or “Satellites” means any one or more of the communications satellites that is or are to be manufactured by Contractor and to be delivered to Purchaser pursuant to this Contract.

1.81
“Satellite Anomaly” means, with respect to the Satellite in-orbit, a condition or occurrence that has or may have a material adverse impact on the Satellite Stated Life or performance of such Satellite.

1.82
“Satellite Performance Specification” or “Performance Specification” means the Satellite performance specification attached as Exhibit B, as may be amended from time to time in accordance with the terms hereof.

1.83	“Satellite Pre-Shipment Review” or “SPSR” has the meaning set forth in Article 9.

1.84	“Satellite Test Plan” means the Satellite test plan attached as Exhibit D, as may be amended from time to time in accordance with the terms hereof.

1.85	“Satellite Unique Ground Products” means the DSS and the flight dynamics information as defined in Exhibit A, Statement of Work, Section 5.5.

1.86	“Satellite Stated Life” or “Satellite Mission Life” means, with respect to the Satellite, the contracted-for life of [***] for such Satellite, commencing upon the IOT Complete Date for such Satellite.

1.87	“Selected Launch Vehicle” has the meaning set forth in Article 3.3.

1.88	“Satellite Control Facility (SCF) Baseband TC&R Equipment” means the SCF and TC&R equipment as defined in Exhibit A, Statement of Work, Section 5.2.

Use or disclosure of the data contained on this sheet is subject to the restriction on the title page.

1.89
“Software” means the machine readable computer programs (including firmware, files, databases, interfaces, documentation and other materials related thereto, and any third party Software sublicensed by Contractor), as such Software is revised, upgraded, updated, corrected, modified, and enhanced from time-to-time and provided to Purchaser pursuant to this Contract.

1.90	“SPSR Complete Date” has the meaning set forth in Article 9.1.6.

1.91	“Statement of Work” or “SOW” means the statement of work attached as Exhibit A as may be amended from time to time in accordance with the terms hereof.

1.92	“Subcontract” means a contract or purchase order awarded by Contractor to a Subcontractor or a contract or purchase order awarded by a Subcontractor at any tier for performance of any Work.

1.93	“Subcontractor” means any person or business entity that has been awarded a Subcontract.

1.94	“Technical Assistance Agreement” has the meaning set forth in section 120.22 of the U.S. International Traffic in Arms Regulations, 22 CFR Parts 120 - 130.

1.95
“Terminated Ignition” means that, following the time when the electronic signal is sent to command the opening of any first stage propellant valves, the first stage engines of the Launch Vehicle are shut down for any reason before the hold down mechanism is released and the Launch pad is declared safe by the Launch Agency.  This definition shall be modified to incorporate the definition of "terminated ignition" from the Launch Service Agreement applicable to the Launch of the Satellite and/or any launch insurance policy placed by Purchaser (in accordance with Article 12.1).

1.96
“Total Loss” means with respect to the Satellite on or after Intentional Ignition (i) the complete loss, destruction or failure of such Satellite, or (ii) as defined in Purchaser’s Launch and In-Orbit Insurance Policy in place at the time of Launch if defined differently therein (including Constructive Total Loss as defined therein).

1.97	“Training” means the training to be provided by Contractor in accordance with Exhibit A, Statement of Work.

Use or disclosure of the data contained on this sheet is subject to the restriction on the title page.

1.98
“Transponder” means any one of the primary [***] Ka-Band connections ([***]) in the forward direction together with a corresponding [***] Ka-Band connection ([***]) in the return direction as specified in Section 3 of Exhibit B, Satellite Performance Specification.  A Transponder receives signals from a single gateway beam and radiates those signals to a single user beam in the forward direction, and the same Transponder receives signals from that same user beam and radiates those signals to that same gateway beam in the return direction.

1.99
“Transponder Failure” means the failure of a Transponder, for reasons not Attributable to Purchaser, at any time to meet any of the following requirements of Exhibit B, Satellite Performance Specifications:

1.99.1	[***].

1.99.2	[***].

1.99.3	[***].

1.99.4	[***].

1.99.5	[***].

1.100	“UCC” means the Uniform Commercial Code as in effect in the State of New York, as it may be amended from time to time.

1.101
“Work” means all design, development, construction, manufacturing, labor, and services, including tests to be performed, and any and all Deliverable Items, including the Satellite, SCF Baseband TC&R Equipment, Satellite Unique Ground Products, Deliverable Data, Mission Support Services, Launch Support Services, Training, and equipment, materials, articles, matters, services, and things to be furnished and rights to be transferred to Purchaser under this Contract.

Use or disclosure of the data contained on this sheet is subject to the restriction on the title page.

Article 2 - SCOPE OF WORK

2.1	Provision of Services and Materials

Contractor shall provide Purchaser with the Deliverable Items completed in all respects in accordance with the provisions of this Contract.  Without limiting the generality of the foregoing Contractor shall provide the necessary personnel, material, services, and facilities to design, manufacture, test and ship one (1) Satellite, together with all other Deliverable Items referred to in Article 3.1 and listed in Exhibit A, Statement of Work.  Contractor shall furnish and perform the Work in accordance with the provisions of this Contract, including the following Exhibits, which are attached hereto and made a part hereof:

2.1.1	Exhibit A, Statement of Work, dated as of EDC.

2.1.2	Exhibit B, Satellite Performance Specification, dated as of EDC.

2.1.3	Exhibit C, Product Assurance Plan, dated as of EDC.

2.1.4	Exhibit D, Satellite Test Plan, dated as of EDC.

2.1.5	Exhibit E, Price and Payment Plan, dated as of EDC.

2.1.6	Exhibit F, Escrow Agreement, dated as of EDC

2.1.7	Exhibit G, [***]

2.1.8	Exhbiit H, [***]

2.2	Cooperation with Launch Agency

Contractor shall provide all reasonably necessary assistance to, and shall fully communicate and cooperate with, the Launch Agency so as to ensure successful, on-time completion of the Work and integration of the Satellite with the Launch Vehicle and the provision of the Launch Support Services in accordance with the terms of this Contract.  Purchaser shall provide all reasonably necessary assistance to Contractor so as to ensure Contractor and any affected Subcontractors have the necessary access and information from the Launch Agency to perform as specified.  All communications of Contractor and its Subcontractors with the Launch Agency are subject to any required export authorizations.

Use or disclosure of the data contained on this sheet is subject to the restriction on the title page.

2.3           Satellite Configuration

[***]

2.4	[***]

[***]

Use or disclosure of the data contained on this sheet is subject to the restriction on the title page.

Article 3 - DELIVERABLE ITEMS AND DELIVERY SCHEDULE

3.1	Deliverable Items

Subject to the other terms and conditions of this Contract, the items to be delivered under this Contract are specified below (each a “Deliverable Item”).  Contractor shall deliver such Items on or before the corresponding Delivery dates and at locations specified below:

	Required Deliverable Items	Delivery Date	Delivery Location
1	Satellite	EDC [***] months Per Article 3.2 or Placement in Storage (as applicable)	Launch Site or Ground Storage Location (as applicable)
2	SCF Baseband TC&R equipment	Per Exhibit A, Section 5.2	Purchaser TC&R facilities
3	Satellite Recommended Operating Procedures	Per Exhibit A, Section 5.3	Per Exhibit A, Section 5.3
4	Satellite Systems Engineering Database (SSED)	Per Exhibit A, Section 5.4	Per Exhibit A, Section 5.4
5	Satellite Unique Ground Products	Per Exhibit A, Section 5.5	Per Exhibit A, Section 5.5
6	Launch Support Products	Per Exhibit A, Section 5.6	Purchaser Program Management Office (PMO) and/or Launch Agency offices, as directed by Purchaser
7	Deliverable Data (CDRLs)	Per Exhibit A, Section 5.7	Purchaser Program Management Office (PMO)
8	Launch Support Services	Per Exhibit A, Section 3.2	Per Exhibit A, Section 3.2
9	Mission Support Services	Per Exhibit A, Section 3.3	Per Exhibit A, Section 3.3
10	Training	Per Exhibit A, Section 3.13	Per Exhibit A, Section 3.13
11	Scale Models	Per Exhibit A, Section 5.8	Purchaser Program Management Office (PMO)

Use or disclosure of the data contained on this sheet is subject to the restriction on the title page.

3.2           Delivery

Delivery of each Deliverable Item, except the Satellite, shall occur upon arrival of such Deliverable Item at the location specified in Article 3.1, after having successfully completed any required reviews, testing and acceptance procedures.  In the case of the Satellite, Delivery shall occur upon successful completion of visual inspection by Contractor following arrival of the Satellite at the Launch Site and removal from the shipping container (or placement of the Satellite into storage pursuant to Article 35) following successful completion of SPSR pursuant to Article 9.

3.3	Launch Services

Purchaser shall be responsible for obtaining Launch Services for Launch of the Satellite.  Contractor shall provide (in addition to Launch Support Services), within the Firm Fixed Price, engineering, Launch Vehicle integration activities, and other customary services to maintain compatibility of the Satellite for Launch (including but not limited to environmental analysis, mission planning, and Launch Vehicle electrical and mechanical interfaces) (collectively, “Integration Activities”) with the list of Candidate Launch Vehicles up to [***] prior to the scheduled Delivery date of the Satellite set forth in Article 3.1.  On or before [***] prior to the then-currently scheduled Delivery date of the Satellite set forth in Article 3.1 (the “[***]”), Purchaser shall provide a written notification to Contractor of [***] Launch Vehicles that may be used for such Satellite, provided that, if Purchaser notifies Contractor of the [***] Launch Vehicles prior to the last day of the [***], Purchaser reserves the right to change such selection up to and including the last day of the [***] without impact to the Contract price or schedule.  Provided that Purchaser has made the necessary arrangements with the potential Launch Agencies to reasonably support Contractor’s Integration Activities, Contractor shall perform dual Integration Activities up through [***] prior to the then-currently scheduled Delivery date of the Satellite, at which time Purchaser shall designate its final Launch Vehicle selection (“Selected Launch Vehicle”).  Failure to notify Contractor of its Launch Vehicle selection(s) within [***] after written notice from Contractor on or after the applicable date(s) set forth in this paragraph shall be a Purchaser delay of Work subject to Article 18.  In the event that Purchaser subsequently changes its Launch Vehicle selection, it shall be considered a change subject to Article 16.

Use or disclosure of the data contained on this sheet is subject to the restriction on the title page.

3.4           Avoidance and Mitigation of Delays

As provided in Exhibit A, Statement of Work, Section 4.0 and the Program Management Plan (CDRL 5), Contractor shall notify Purchaser promptly by telephone and confirm in writing any event, circumstance or development that will likely result in a material non-conformance of the Work or any part thereof with the requirements of this Contract or the Delivery dates established hereunder. [***]

3.5	Packing and Shipping

Packing and shipping shall be in accordance with all applicable laws, rules, and regulations, and standard commercial practices in the aerospace industry.

Use or disclosure of the data contained on this sheet is subject to the restriction on the title page.

Article 4 - PRICE

4.1	Firm Fixed Price

The price to be paid by Purchaser to Contractor for Deliverable Items 1 through 11 set forth in Article 3.1 hereof, including all the Work as defined in Exhibit A, Statement of Work, shall be a total firm fixed price of two hundred and forty-nine million, five hundred thousand U.S. dollars (U.S. $249,500,000) (the “Firm Fixed Price”).  The prices for those items subject to an option under this Contract, if any, are described in Exhibit E, Price and Payment Plan.  The itemization of the Firm Fixed Price is detailed in Exhibit E, Price and Payment Plan.

4.2	Launch Support Services

Upon Purchaser’s selection of the Launch Vehicle for the Launch of the Satellite as provided in Article 3.3 above, the Firm Fixed Price of the Contract shall be increased or decreased in the applicable amount set forth in Exhibit E, Price and Payment Plan to reflect the Launch Support Services associated with the selected Launch Vehicle. Such increase or decrease shall be applied to Milestone #13, Delivery to the Launch Site, as specified in Table 2 of Exhibit E, Price and Payment Plan.

4.3	Fees and Other Expenses

Except as otherwise expressly provided in this Contract, the Firm Fixed Price is not subject to any escalation or to any adjustment or revision.  The Firm Fixed Price stated above includes all fees, charges, expenses, costs, and other amounts payable by Purchaser to Contractor for any portion of the Work including but not limited to the design, manufacturing, and tests of the Satellite, other Deliverable Items, Orbital Performance Incentives, Mission Operations Support Services, Launch Support Services (per Exhibit A), Integration Activities, risk management services as required by Article 32, packing and transport of the Satellite to the Launch Site, transit insurance and such other insurance as is required by Article 32.4, but does not include Launch Services, or any insurance coverage for loss or damage to the Satellite from and after Intentional Ignition, the responsibility for which shall reside exclusively with Purchaser, all in accordance with the terms and conditions of this Contract, as specified herein.

Use or disclosure of the data contained on this sheet is subject to the restriction on the title page.

4.4           Taxes

The Firm Fixed Price includes, and Contractor shall remit when due, all applicable taxes, duties and similar liabilities (including interest, fines, penalties, or additions attributable to, or imposed on, or with respect to, any such taxes, duties and similar liabilities) imposed by any federal, state, local or foreign government in connection with Contractor’s performance of the Work, wherever the Work is being carried out under this Contract.

Use or disclosure of the data contained on this sheet is subject to the restriction on the title page.

Article 5 - PAYMENTS

5.1	Payment Plan

Payments by Purchaser to Contractor of the Firm Fixed Price set forth in Article 4 and of the amounts for options, if any, exercised by Purchaser pursuant to this Contract shall be in accordance with Exhibit E, Price and Payment Plan, as applicable thereto.

5.2	Payment Conditions

5.2.1	Reserved

5.2.2
Milestone Payments.  Each Milestone payment specified in Exhibit E, Price and Payment Plan, shall in each case become payable upon Contractor’s completion of each Milestone in accordance with the Contract and satisfaction of the conditions for Milestone completion set forth in the Reference column of Table 6.1 of Exhibit A, after which Contractor shall submit an invoice for payment.  [***]  Contractor's invoice for any payment due from Purchaser upon the completion of a Milestone described in Exhibit E, Price and Payment Plan, shall be accompanied by (a) certification in the form attached hereto as Attachment A that the Milestone has been completed in accordance with the requirements of this Contract, and (b) the necessary or appropriate supporting data and documentation as required hereunder, if any, or as Purchaser may reasonably request within ten (10) Business Days of receipt of invoice.  Purchaser shall pay in full such invoice (or, if applicable, the undisputed portion thereof) within [***] after receipt of the required invoice, certification and (as applicable) data and documentation.

5.2.3
Orbital Performance Incentives.  Purchaser shall pay, in full, invoices for Orbital Performance Incentives (or, if applicable, the undisputed portion thereof) within [***] after receipt of the required invoice.

5.2.4
Non-Warranty and Other Payments.  All undisputed amounts payable to Contractor with respect to non-warranty work performed pursuant to Article 15.3 or for any other payments to be made to either Party pursuant to this Contract and not otherwise subject to Article 5.2.1 through 5.2.3 above shall

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be paid no later than [***] after receipt of an invoice in accordance with the requirements of this Contract.

5.3	Late Payment

5.3.1
Interest.  Except in the case of a payment disputed pursuant to Article 5.6 below, in the event that any payment due under this Contract is not made when due hereunder, without prejudice to the other rights and remedies of the Party entitled to such payment, such Party shall also be entitled to interest at the rate of [***] ([***]%) per annum, compounded [***], on the unpaid balance thereof [***].

5.3.2
Stop Work.  Except in the case of (i) a Force Majeure event as provided in Article 17 (provided that the Force Majeure event is not Purchaser's failure to make payment) or (ii) a disputed payment pursuant to Article 5.6, if any payment is not made by Purchaser by the date [***] after the date due in accordance with Article 5.2 (or such longer period as the Parties may agree), without prejudice to Contractor’s other rights and remedies, Contractor upon five (5) Business Days prior written notice to Purchaser may elect to cease performance of its obligations under this Contract, without prejudice or penalty.  If Contractor is subsequently directed to resume performance, the price, schedule, and other affected terms of this Contract shall be equitably adjusted for to the extent of the actual impacts on Contractor associated with such Work stoppage, including Actual Costs reasonably incurred in connection with such Work stoppage, plus a markup of [***] ([***]%), with such costs and markup to be invoiced and paid pursuant to the provisions of this Article 5.

5.4	Invoices

Invoices required to be delivered by Contractor hereunder shall be submitted by facsimile and air mail to Purchaser (original plus one (1) copy) at the following address:

Hughes Network Systems, LLC
Attn.: Jupiter Program Manager
11717 Exploration Lane
Germantown, Maryland 20876
Fax: (301) 428-7066

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or to such other address as Purchaser may specify in writing to Contractor.

5.5           Payment Bank

All payments made to Contractor hereunder shall be in U.S. currency and shall be made by electronic funds transfer to the following account:

SPACE SYSTEMS/LORAL, INC.
ACCOUNT NO. [***]

or such other account or accounts as Contractor may specify in writing to Purchaser.
5.6	Disputed Amounts

If the event covered by a Milestone payment has not been completed in accordance with the requirements of this Contract, Purchaser shall so notify Contractor in writing within fifteen (15) days of receipt of the applicable invoice and may withhold some or all of the applicable payment in good faith.  Such notification shall state in reasonable detail the Contract requirements associated with the applicable Milestone event that have not been met.  Upon correction of the noted discrepancy(ies) and completion of the Milestone in accordance with Contract requirements, the Milestone invoice shall (by written notice from Contractor to Purchaser) be reinstated for payment, [***].  Failure by Purchaser to pay any amount subject to a reasonable good-faith dispute shall not constitute a breach of this Contract pending resolution.

5.7	Right of Offset

In the event that Contractor has not paid the Purchaser any amount that is due and payable to the Purchaser under this Contract, without prejudice to other rights and remedies, Purchaser shall have the right to set off such amount against any payment(s) due and payable or to become due and payable to Contractor under this Contract.

5.8	Audit Rights and Procedures

Contractor shall keep complete, true and accurate books of account and records pursuant to its standard accounting system for the purpose of showing the derivation of all Actual Costs where any payments to be made by Purchaser are based on Actual Costs ([***]). Contractor will keep such books and records at Contractor’s principal place of business for at least [***] following the end of the calendar quarter to which they pertain and make them available at all reasonable times for audit by an independent auditor reasonably acceptable to Purchaser and Contractor.  Purchaser may direct an

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audit of any Actual Costs claimed by Contractor pursuant to this Contract to be performed by an industry recognized independent certified public accounting firm reasonably acceptable to Contractor. Any such audits will be at the expense of Purchaser unless [***]. In such case, the expense of the audit will be paid by Contractor. Contractor will promptly pay Purchaser the full amount of any overpayment, together with interest at the annual rate of [***]([***]%) [***], compounded quarterly, from the date such overpayment was made.  The independent auditor will be directed to report reasons for its findings, and the independent auditor’s findings will be binding upon Purchaser and Contractor, provided that Contractor shall have the right to redact any detailed rate information ([***]) from any report or finding provided by the independent auditor to Purchaser.

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Article 6 - PURCHASER-FURNISHED ITEMS

6.1	Purchaser-Furnished Support

Purchaser shall timely make available to Contractor the Purchaser-furnished equipment, facilities and services described in Section 8.0 of Exhibit A, Statement of Work.  Such equipment, facilities and services shall be in good working condition and adequate for the required purposes and, for the Launch of the Satellite hereunder, shall be made available free of charge for Contractor’s use during the period commencing on the date(s) referred to in Section 8.0 of Exhibit A, Statement of Work and continuing through the IOT Complete Date for the Satellite.  Purchaser and Contractor will conduct an interface meeting at the time of Mission Readiness Review to confirm the availability and adequacy of such Purchaser-furnished equipment, facilities and services.

6.2	Communications Authorizations

Consistent with industry standards, Contractor shall, at no additional cost to Purchaser, provide all cooperation and active support reasonably necessary in support of Purchaser's preparation, coordination and filing of applications, registrations, reports, licenses, permits and authorizations with the FCC or other U.S. or foreign governmental agencies having jurisdiction over Purchaser for the Launch and operation of the Satellite.

6.3	Radio Frequency Coordination

Consistent with industry standards, Contractor shall, at no additional cost to Purchaser, provide all cooperation and active support reasonably necessary in support of Purchaser’s efforts in the preparation and submission of filings required by the International Telecommunication Union (or any successor agency thereto) and all relevant communications regulatory authorities regarding radio frequency and orbital position coordination having jurisdiction over Purchaser.

6.4	Satellite Performance Data

Commencing with the first full calendar month following the IOT Complete Date, Purchaser will use reasonable efforts to provide a report to Contractor describing the general health and operating status of the Satellite.  Such report will be provided to Contractor on a regular basis thereafter, delivered to Contractor promptly no later than after the end of every three (3) months during the Satellite Stated Life.  In the event of a Satellite Anomaly that occurs during the Satellite Stated Life, Purchaser shall timely

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provide Contractor with or give Contractor access to any data Contractor may reasonably require to investigate and correct (per Article 15.2 hereof) such Satellite Anomaly and/or support Purchaser in making and perfecting claims for insurance recovery relating to such Satellite Anomaly as set forth in Article 32.2.  Contractor shall maintain all performance and anomaly data received from Purchaser as strictly confidential in accordance with Article 28.

6.5	Late Delivery of Purchaser-Furnished Items or Services

Exhibit A, Statement of Work, Section 8.0 sets forth a complete listing of all Purchaser-furnished items or services and the delivery date for such items and services.  The late delivery of Purchaser-furnished items or services, individually or combined, shall be considered an event beyond the reasonable control of Contractor, and Contractor shall be entitled to such adjustments, if any, in the Firm Fixed Price and schedule and other materially affected terms of this Contract as may apply in accordance with Article 18 provided that: [***].

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Article 7 - COMPLIANCE WITH U.S LAWS AND DIRECTIVES

7.1	General

Each Party shall, at its expense, perform its obligations hereunder in accordance with all applicable laws, regulations, and policies of the United States and the conditions of all applicable United States Government approvals, permits, or licenses.

7.2	Compliance with U.S. Laws

Any obligation of Contractor hereunder to provide hardware, software, Deliverable Data, other technical information, technical services, Training, or any access to facilities to Purchaser and its personnel and/or its representatives shall be subject to applicable U.S. Government laws, regulations, policies and license conditions/provisos (including, but not limited to those related to export controls, economic sanctions and security).  Any obligation of Purchaser hereunder, including the provision of Purchaser furnished equipment, facilities, and services items or any access to facilities of Contractor by its personnel and/or its representatives, shall be subject to applicable U.S. Government laws, regulations, policies and license conditions/provisos (including, but not limited to those related to export controls, economic sanctions and security).  The Parties shall work cooperatively and in good faith to implement this Contract in compliance with such laws, regulations, policies and license conditions.  If and to the extent required by U.S. law, Contractor and Purchaser [***] and its personnel and/or representatives shall enter into U.S. Government-approved agreement(s), including a Technical Assistance Agreement(s), separate from this Contract, governing Contractor’s provision of hardware, software, Deliverable Data, other technical information, technical services, Training, Launch support or access to facilities in connection with this Contract.

7.3	Licenses and Other Approvals

Contractor shall use reasonable efforts to obtain and maintain all applicable approvals, permits, and licenses as may be required by any government, foreign or domestic, for the performance of the Work including but not limited to all authorizations required for the import or export of any Deliverable Item, or any part thereof, (including delivery of the Satellite and Launch support equipment that is Contractor’s obligation to provide hereunder to the Launch Site and any agreements and other approvals necessary to perform Integration Activities and Launch Support Services, as well as any agreements

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and other approvals of the U.S. Government that are required for Purchaser [***] and “foreign person” personnel and/or representatives of Purchaser [***] (including, but not  limited to, foreign subsidiaries and related entities of Purchaser involved with the procurement) as well as Purchaser’s [***] insurance providers, to have access to Contractor facilities, hardware, software, Deliverable Data, Training, other technical information or technical services in connection with the performance of this Contract.  In addition, Contractor shall provide reasonable support to Purchaser [***] in obtaining any necessary approvals, permits, and licenses for the performance of Purchaser’s obligations hereunder.  A “foreign person” shall be as defined in the U.S. International Traffic in Arms Regulations, 22 C.F.R. §120.16.  As soon as practicable Purchaser shall provide Contractor with a list of countries (if other than the U.S.) of which “foreign person” personnel and/or representatives of Purchaser (including, but not limited to foreign subsidiaries and related entities of Purchaser [***] involved with the procurement) as well as Purchaser’s [***]) insurance providers, if such personnel, representatives, and/or insurance providers will or may have access to U.S. export-controlled items or services under this Contract.  Purchaser ([***]) shall provide such reasonable cooperation and support as necessary for Contractor to apply for and maintain such required U.S. export licenses, agreements and other approvals, and shall promptly notify Contractor of any occurrence or change in circumstances of which it becomes aware that is relevant to or affects such export licenses, agreements and approvals.  Contractor shall review with Purchaser any application Contractor makes to any government department, agency or entity for any permit, license, agreement or approval that will be signed by Purchaser as may be required for performance of the Work, prior to submission of such application.  Contractor shall provide Purchaser a minimum of five (5) Business Days to review such application prior to submission to such governmental entity, and Contractor shall in good faith consider any comments and proposed revisions made by Purchaser for incorporation into such application.  At Purchaser’s request, Contractor shall include Purchaser [***] (and related entities involved with the procurement) as a named party(ies) in any application to the U.S. Government for approval of such export licenses, agreements and other approvals so as to permit Purchaser [***] (and related entities involved with the procurement) to be present during any discussion with or meetings where Purchaser’s [***] foreign subsidiaries/related entities, or insurance providers, may receive from, or discuss, Contractor any export-

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controlled items and/or services.  Contractor shall provide the parties to such export licenses and agreements copies of the export licenses and agreements, including any U.S. Government approvals and provisos related to same.

NOTWITHSTANDING ANY PROVISION IN THIS CONTRACT, IN NO EVENT SHALL EITHER PARTY BE OBLIGATED UNDER THIS CONTRACT TO PROVIDE ACCESS TO ITS OR ITS SUBCONTRACTOR FACILITIES, PROVIDE ACCESS TO OR FURNISH HARDWARE, SOFTWARE, DELIVERABLE DATA OR OTHER TECHNICAL INFORMATION, OR PROVIDE TECHNICAL/DEFENSE SERVICES OR TRAINING, TO ANY PERSON EXCEPT IN COMPLIANCE WITH ALL APPLICABLE U.S. LAWS, REGULATIONS, POLICIES AND LICENSE CONDITIONS.

7.4	No Unauthorized Exports or Retransfers

NEITHER PARTY NOR ANY [***] SHALL RE-EXPORT OR RE-TRANSFER TO ANY FOREIGN PERSON THIRD PARTY ANY HARDWARE, SOFTWARE, DELIVERABLE DATA, OTHER TECHNICAL INFORMATION OR TECHNICAL SERVICES FURNISHED HEREUNDER, EXCEPT AS EXPRESSLY AUTHORIZED BY THE U.S. GOVERNMENT IN ACCORDANCE WITH THE EXPORT LICENSES, AGREEMENTS AND OTHER APPROVALS REFERENCED IN ARTICLES 7.2 AND 7.3 OR AS OTHERWISE EXPRESSLY AUTHORIZED UNDER APPLICABLE U.S. LAWS.

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Article 8 - ACCESS TO WORK-IN-PROGRESS

8.1	Work in Progress at Contractor’s Facility

Subject to Article 7, compliance with Contractor’s normal and customary safety and security regulations and practices (or, if applicable, those of a Major Subcontractor), which shall be provided in writing to Purchaser upon Purchaser’s request prior to any facility visit, and the protection of third party proprietary information, Purchaser personnel (and Purchaser’s duly appointed consultants and agents (who are not Competitors of Contractor) and representatives, hereinafter referred to collectively as “Purchaser Associates”) shall be allowed access to all Work being performed at Contractor’s facility or any Major Subcontractor’s facility for the Satellite and other Deliverable Items, for the purpose of observing the progress of such Work; provided, however, access by Purchaser and/or Purchaser Associates personnel to any Major Subcontractor facility shall require such Major Subcontractor’s prior written consent, which Contractor shall make reasonable efforts to obtain, and Contractor shall be entitled to accompany any Purchaser and/or Purchaser Associates personnel to the facility.  Such access shall be upon reasonable prior written notice to Contractor and shall occur during normal working hours or at such other hours as Contractor may agree.  Subject to Article 7, compliance with Contractor’s normal and customary safety and security regulations and practices (or, if applicable, those of a Major Subcontractor), which shall be provided in writing to Purchaser and Purchaser Associates upon Purchaser’s request prior to any facility visit, and the protection of third party proprietary information, Purchaser and Purchaser Associates personnel shall have reasonable access, for evaluation, inspection, and use in connection with the planned operation of the Satellite, to (i) Deliverable Data; (ii) work-in-progress and technical and schedule data and documentation relevant to the Work; (iii) drawings, circuit diagrams/schematics, specifications, standards or process descriptions applicable to the Work; and (iv) data and documentation provided to Contractor by its Subcontractors applicable to the Work.  Subject to Article 7, Contractor shall provide Purchaser (and Purchaser Associates identified by Purchaser) access to a program web site (from which Purchaser and any of its authorized Purchaser Associates) will be permitted to download, print, and save documents to serve as a repository for such information and Contractor shall provide a typical site map or index to the contents of that web site. All Purchaser and Purchaser Associates personnel who

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are “U.S. persons” under the ITAR and otherwise meet the requirements for access set forth in this Article shall be provided non-escort badges to agreed work areas while the Work is being performed, though such access may be restricted to relevant buildings and areas where the subject Work-in-Progress resides.  For safety and security and quality control purposes, Contractor requires two (2) Contractor representatives to be present in certain areas of Contractor’s factory (which will be notified to Purchaser in advance) any time Purchaser or Purchaser Associates  personnel are present in such areas.  In all other areas of the factory (except for Purchaser on-site office facilities), there must be at least one (1) Contractor representative present, if Purchaser personnel are present.  Contractor will use reasonable efforts to obtain similar access to Work that is being performed at the facilities of Contractor’s Major Subcontractors subject to the conditions set forth in the first sentence of this Article.  For the avoidance of doubt, any communication between Purchaser or Purchaser Associates personnel and any foreign Subcontractor shall be conducted through Contractor.  Contractor shall obtain and maintain any such authorizations pursuant to Article 7 necessary for any communications between Purchaser or Purchaser Associates personnel and any foreign Subcontractor.

8.2	Electronically-Generated Information

With regard to electronically generated information, Contractor will provide Purchaser and Purchaser Associates with an electronic copy thereof and/or electronic access (via the internet or Purchaser e-mail) to information regarding program performance and documentation that will advise Purchaser, on a current basis, of program specific issues, decisions and problems. Contractor shall establish data links between its and Purchaser’s facilities such that Purchaser has remote electronic access to those project-related documents identified in Exhibit A, Statement of Work. Subject to Article 7, Contractor shall also provide Purchaser and Purchaser Associates personnel with “real time” access to all measured data, when feasible, for the Work on a non-interference, no-cost basis.

8.3	On-Site Facilities for Purchaser’s Personnel

For the purpose of monitoring the progress of the Work being performed by Contractor hereunder, Contractor shall provide office facilities at or proximate to Contractor’s plant for up to [***] resident Purchaser personnel (and/or Purchaser Associates) through the

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IOT Complete Date.  The office facilities to be provided shall include a reasonable amount of office space, office furniture, local telephone service, reasonable long-distance telephone usage, access to copy machines, facsimile machines, internet account and access, reasonable clerical support and meeting rooms to the extent necessary to enable Purchaser, including Purchaser Associates, personnel to monitor the progress of Work under this Contract.  Contractor shall use reasonable efforts to obtain similar office facilities at the plants of Contractor’s Major Subcontractors for visits and meetings of Purchaser, including Purchaser Associates and Contractor to such plants.

8.4	Purchaser Representatives as Competitors/Foreign Persons

Purchaser shall use reasonable efforts to verify that Purchaser Associates used in connection with this Contract are not currently employed by companies or entities that are Competitors.  Purchaser shall notify Contractor in writing of the name, title or function, business relationship, employer, citizenship status under U.S. export laws and such other information as may be reasonably requested by Contractor, with respect to each of its intended Purchaser Associates, and cause each such Purchaser Associates to: (i) execute a confidentiality agreement (except for attorneys and other professionals who are already bound by obligations of confidentiality) directly with Contractor in form and substance reasonably satisfactory to Contractor and containing terms substantially the same as those set forth in Article 28 and Article 39; and (ii) pursuant to Article 7 and if and to the extent required by U.S. law, execute a Technical Assistance Agreement or other agreement to ensure compliance with applicable U.S. export control laws and regulations to the extent required by applicable U.S export laws or regulations.  Contractor may in its reasonable discretion deny any Purchaser Associates access to Contractor or Subcontractor's facilities, products or information if such consultant or agent is currently employed by a Competitor, or fails to abide by the applicable safety and security policies or if such consultant or agent fails to execute any of the agreements identified in (i) and (ii) above, where necessary. Notwithstanding the foregoing, Purchaser Associates who are also employed or engaged by Contractor Competitors [***] shall not be denied access to Contractor or a Subcontractor’s facilities, products or information if Purchaser notifies Contractor of the identity of such Purchaser Associates, identifies the Competitor(s) that such Purchaser Associates are employed

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by, and Purchaser implements appropriate protective measures (firewalls) to safeguard the confidentiality of Contractor’s data, documentation and information as required by this Contract.

8.5	Meetings and Presentations

Purchaser shall be entitled to reasonable prior written notice of and to attend (accompanied by Purchaser Associates): (a) all formal program-specific meetings; and (b) reviews required in Exhibit A, Statement of Work. Purchaser, and any attendant Purchaser Associates, shall have the right to participate in and to make recommendations in all such meetings and reviews at the system, subsystem and unit level. In addition, Contractor and Purchaser shall mutually agree on which informal program-specific meetings to which Purchaser (accompanied by Purchaser Associates) will be invited to attend. Copies of presentations or other documents utilized during these meetings shall be furnished or made available to Purchaser and Purchaser Associates. Purchaser’s management personnel and Purchaser Associates, as may be deemed appropriate by Purchaser, shall be invited to the Quarterly Reviews. Contractor shall be represented by its Program Manager and such other personnel as are required to support the particular presentation.  Contractor shall provide to Purchaser, upon request, copies of all documentation utilized during and/or a summary of informal program-specific meetings of a material nature for which Contractor cannot provide prior notice and where Purchaser’s or Purchaser Associates’ personnel are not otherwise aware.

8.6	Interference with Operations

Purchaser shall exercise its rights under this Article 8 in a manner that does not unreasonably interfere with Contractor’s or its Subcontractors’ normal business operations or Contractor’s performance of its obligations under this Contract or any agreement between Contractor and its Subcontractors.

8.7	Purchaser Inspection Not Acceptance

The inspection, examination, or observation by Purchaser with regard to any portion of Work produced under this Contract, and Purchaser’s or Purchaser Associates’ participation in, and comment at, meetings with Contractor, shall not constitute any Acceptance of the Work, nor shall it relieve Contractor from fulfilling its contractual obligations hereunder.

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Article 9 - SATELLITE PRE-SHIPMENT REVIEW (SPSR) AND DELIVERY

9.1	Satellite Pre-Shipment Review (SPSR)

9.1.1
Contractor to Conduct a Review of the Satellite Prior to Shipment.  Contractor shall conduct a detailed and comprehensive review of the Satellite with Purchaser (and Purchaser Associates designated by Purchaser) prior to Contractor’s shipment of the Satellite to the Launch Site or its entering into storage.  This review shall be conducted in accordance with the terms of this Article 9 and Section 3.6.1 of Exhibit A, Statement of Work to accomplish the purposes set forth in Article 9.1.3 (a “Satellite Pre-Shipment Review” or “SPSR”).

9.1.2
Time, Place and Notice of SPSR.  The SPSR shall take place at Contractor’s facility.  Contractor shall notify Purchaser in writing on or before thirty (30) days prior to the date that the Satellite will be available for the SPSR, which shall be the scheduled date for commencement of such SPSR.  If Purchaser cannot attend the SPSR on such initially scheduled date, Contractor shall make reasonable efforts to accommodate Purchaser’s availability taking into consideration the requirement to Deliver the Satellite on or before the date set forth in Article 3.1.

9.1.3
Conduct and Purpose of SPSR.  The SPSR shall be conducted in accordance with the terms of this Article 9 and Section 3.6.1 of Exhibit A, Statement of Work.  The purpose of the SPSR shall be to: (i) review test data and analyses for the Satellite; (ii) demonstrate testing has been completed in accordance with the applicable portions of Exhibit D, Satellite Program Test Plan; and (iii) determine whether the Satellite meets applicable Exhibit B, Satellite Performance Specification requirements (except those that have been waived pursuant to Article 9.1.4 below) and is therefore ready for shipment to the Launch Site.

9.1.4
Waivers and Deviations.  Contractor shall timely submit requests for waivers of, or deviation from, provisions of the Performance Specification applicable to the Satellite or other Deliverable Item and, in the notice provided to Purchaser for scheduling of the SPSR as provided in Article 9.1.2, Contractor

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shall include: (i) a summary of waiver and/or deviation requests that have been submitted to Purchaser and which are still pending; and (ii) submittals of any new or additional requests for waivers of, or deviation from, provisions of the Performance Specification applicable to the Satellite or other Deliverable Item at the time of such notice and for which Contractor desires relief. A request for waiver or deviation shall be deemed granted only if it has been approved in writing by a duly authorized representative of Purchaser. Each such waiver or deviation approved by Purchaser shall be deemed an amendment to the Performance Specification for such Satellite or Deliverable Item, permitting such waiver thereof, or deviation therefrom, effective on or after the date of such approval for such Satellite or Deliverable Item. Purchaser shall consider each waiver or deviation request in good faith in accordance with industry practices. The grant of a waiver or deviation may involve Contractor providing reasonable consideration.

9.1.5
Purchaser’s Inspection Agents.  Purchaser and any Purchaser Associates designated by Purchaser shall be entitled to participate in the SPSR pursuant to this Article 9; provided, however, that the provisions of Article 7 and Article 8.4 shall apply to any such consultant or agent.

9.1.6
SPSR Results.  In the event that the SPSR demonstrates that: (i) testing has been performed in accordance with the applicable sections of Exhibit D, Satellite Program Test Plan, and (ii) the Satellite conforms to the applicable requirements of Exhibit B, Satellite Performance Specification (including any waivers or deviations approved by Purchaser pursuant to Article 9.1.4), Contractor shall provide written notification to Purchaser of completion of the SPSR.  Purchaser shall, within [***] Business Days from receipt of such notification provide Contractor written notice of either (1) its concurrence with the results of the SPSR (including any waiver of its right to compel correction of those non-conformances to the requirements of Exhibit B, Satellite Performance Specification, specified by Purchaser in such notice), and the Satellite shall be deemed ready for shipment to the Launch Site (the date of such notice of concurrence, the “SPSR Complete Date”) or (2) its non-concurrence with the results of the SPSR as provided in Article 9.1.7.

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9.1.7
In the event that such SPSR discloses (i) any failure to conduct testing in accordance with the applicable sections of Exhibit D, Satellite Test Plan, or (ii) any non-conformance of such Satellite to the requirements of Exhibit B, Satellite Performance Specification, and such failure or non-conformance has not been resolved by waivers or deviations approved by Purchaser pursuant to Article 9.1.4, a written notification of non-conformance to Contractor shall state each such non-conformance required to be corrected or repaired (with reference to the relevant provision of Exhibit D, Satellite Program Test Plan, or Exhibit B, Satellite Performance Specification, deemed not met).

9.1.8
In the event that Purchaser provides Contractor with a notice of non-conformance, Contractor shall correct or repair each such Purchaser notified non-conformance promptly and thereafter conduct additional testing and/or a “delta” SPSR, in accordance with the provisions of this Article 9, to the extent necessary to demonstrate that the Satellite has been tested in accordance with Exhibit D, Satellite Test Plan, or conforms to the requirements of Exhibit B, Satellite Performance Specification, after which Contractor shall provide a written notification to Purchaser of completion of the supplemental SPSR. Purchaser shall within [***] from receipt of such notification, provide Contractor with written notice of either (1) its concurrence with the results of the supplemental SPSR (including any waiver of its right to compel correction of those non-conformances to the requirements of Exhibit B, Satellite Performance Specification, specified by Purchaser in such notice), and the Satellite shall be deemed ready for shipment to the Launch Site or (2) its non-concurrence with the results of the supplemental SPSR and Contractor shall be required to repeat the process described in this  Article 9.1.7 until Purchaser provides Contractor with a written notice of its concurrence pursuant to the requirements of this Article 9.

If Purchaser fails to provide written notification required above within the time specified above, and Contractor has provided written notice advising Purchaser of such (a “Cure Letter”), the SPSR shall be deemed to have been successfully completed if Purchaser has still not submitted a written notice

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within [***] of Purchaser’s receipt of the Cure Letter and the Satellite shall be deemed ready for shipment to the Launch Site.

Upon receipt of Purchaser’s notification in accordance with this Article 9, Contractor shall thereafter transport such Satellite in accordance with Contractor’s standard commercial practices to the Launch Site (and the Satellite shall be deemed Delivered upon successful completion of visual inspection by Contractor following arrival at the Launch Site and removal from the shipping container, or upon placement into storage pursuant to Article 35, as applicable), and Contractor shall proceed or continue in the performance of the Launch Support Services.  Contractor shall not ship the Satellite to the Launch Site until all non-conformances are corrected, repaired or have a Purchaser-approved waiver or deviation. Purchaser shall have no obligation to authorize shipment of the Satellite to the Launch Site prior to the SPSR Complete Date.

9.1.9
Inspection Costs Borne by Purchaser.  All costs and expenses incurred by Purchaser and its Purchaser Associates in the exercise of inspection rights under this Article 9, including travel and living expenses, shall be borne (or arranged for) solely by Purchaser.

9.1.10
Correction of Deficiencies after SPSR.  If at any time following SPSR Complete Date of the Satellite and prior to Intentional Ignition (or in the event of a Terminated Ignition, prior to any subsequent Intentional Ignition), it is discovered that the Satellite has a Defect or fails to meet the requirements ofExhibit B, Satellite Performance Specification, as they may be modified as of such time pursuant to Article 9.1.4, Contractor shall, at Contractor’s sole expense, promptly correct such deficiencies prior to Intentional Ignition (or in the case of a Terminated Ignition, prior to any subsequent Intentional Ignition) in accordance with the applicable terms of this Contract.   Contractor shall use reasonable efforts to avoid and minimize delays associated with any such Defects as further described in Article 3.4.  In addition, in the event of a Terminated Ignition, Contractor and Purchaser shall proceed in accordance with Article 12.1 for those actions necessary to prepare the Satellite for relaunch.

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Article 10 - ACCEPTANCE OF SATELLITE, LAUNCH SUPPORT AND MISSION SUPPORT SERVICES AND IN-ORBIT TEST

10.1	Satellite Acceptance

Acceptance of the Satellite by Purchaser shall occur finally and irrevocably for all purposes hereunder upon the earlier to occur of: (i) the IOT Complete Date (as defined in Article 10.3. below); or (ii) the instant immediately prior to an event on or after Intentional Ignition resulting in the Total Loss of the Satellite (or the Satellite being reasonably determined to be a Total Loss in the event there is no insurance coverage for a constructive total loss).

10.2	Launch Support and Mission Support Services

Upon arrival of each Satellite at the Launch Site, Contractor shall proceed with the provision of Launch Support Services in accordance with Exhibit A, Statement of Work.  After Launch of each Satellite by the Launch Agency, Contractor shall proceed with the provision of Mission Support Services in accordance with Exhibit A, Statement of Work.

10.3	In-Orbit Testing (IOT)

Thirty (30) days prior to the scheduled Launch of the Satellite, Contractor shall notify Purchaser in writing of the IOT schedule with respect to such Satellite.  Purchaser (including but not limited to Purchaser Associates) may, at Purchaser’s election and subject to Article 7 and Article 8.4, observe such IOT at either Purchaser’s or Contractor’s facilities.

Contractor shall perform IOT in accordance with Exhibit D, Satellite Test Plan, and conduct an IOT review (“IOTR”) within three (3) Business Days of completing IOT (with a summary IOT report being submitted at least 24 hours prior to conducting the IOT review), both in accordance with the applicable provisions of Exhibit A, Statement of Work, and Exhibit D, Satellite Test Plan.  The purpose of the IOTR is to confirm that: (i) the test program has been completed per Exhibit D, Test Plan, and (ii) that the IOT results are properly documented (items (i) and (ii) being the "Purpose of IOTR").  Upon written confirmation by Purchaser that the Purpose of IOTR has been met, such confirmation, not to be unreasonably withheld or delayed, the IOTR shall be complete (the date of such written confirmation, the "IOT Complete Date") and handover shall occur.

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Article 11 - ACCEPTANCE INSPECTION FOR DELIVERABLE ITEMS OTHER THAN THE SATELLITE

11.1	SCF Baseband TC&R Equipment and Satellite Unique Ground Products

With respect to the SCF Baseband TC&R Equipment and Satellite Unique Ground Products, Contractor shall perform an inspection and test, including over-the-air testing on the Satellite, of the SCF Baseband TC&R Equipment and Satellite Unique Ground Products in accordance with Exhibit A, Statement of Work, in coordination with Purchaser or Purchaser’s representative.  If the tests establish that the SCF Baseband TC&R Equipment and Satellite Unique Ground Products meet the requirements of Exhibit A, Statement of Work, and the applicable sections of Exhibit B, Satellite Performance Specification, Contractor shall deliver the test results and provide a certification to Purchaser that the SCF Baseband TC&R Equipment and Satellite Unique Ground Products meet the requirements of this Contract. Based upon Contractor’s certification and the inspection and test results, and the results of any additional inspection or testing that Purchaser may reasonably conduct in coordination with Contractor, Purchaser shall, within [***] Business Days of receipt of Contractor’s certification, either Accept the same in writing (“Acceptance” with respect to the item) or notify Contractor in writing of any Defects in the SCF Baseband TC&R Equipment and Satellite Unique Ground Products. Should Purchaser fail to notify Contractor in writing of Defects in the SCF Baseband TC&R Equipment and Satellite Unique Ground Products within [***] Business Days of certification, the SCF Baseband TC&R Equipment and Satellite Unique Ground Products shall be deemed Accepted by Purchaser.

If Purchaser’s notice identifies any Defects, promptly upon receipt of such notice that the SCF Baseband TC&R Equipment and Satellite Unique Ground Products contains a Defect, which notice shall state the particulars relating to such Defect, Contractor shall remedy the Defect, conduct additional testing as appropriate, and schedule another test of the SCF Baseband TC&R Equipment and Satellite Unique Ground Products, as appropriate, in the presence of Purchaser and/or Purchaser Associates authorized by Purchaser. When such Defect(s) have been remedied to conform to all applicable requirements of Exhibit A, Statement of Work, and Exhibit B, Satellite Performance Specification, Contractor shall deliver the results of such additional testing required to

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remedy the Defect(s) and provide certification to Purchaser that the SCF Baseband TC&R Equipment and Satellite Unique Ground Products conform to all applicable requirements of Exhibit A, Statement of Work, and Exhibit B, Satellite Performance Specification, and the provisions of this Article 11.1 shall again apply until Acceptance of the SCF Baseband TC&R Equipment and Satellite Unique Ground Products by Purchaser in accordance with this Article 11.1. [***] expeditiously complete the tasks necessary to facilitate Acceptance of the SCF Baseband TC&R Equipment and Satellite Unique Ground Products, [***].

11.2	Deliverable Data, the Satellite Recommended Operating Procedures, the Satellite Systems Engineering Database (SSED), and the Launch Support Products

For any Deliverable Data (including Deliverable Items of software but excluding software integrated into the SCF Baseband TC&R Equipment, Satellite Unique Ground Products and Satellite, which are subject to Article 11.1 and Article 10.1, respectively), the Satellite Recommended Operating Procedures, the Satellite Systems Engineering Database (SSED) and Launch Support Products, that require Purchaser approval pursuant to Exhibit A, Statement of Work, Purchaser shall, within [***] Business Days of Delivery, notify Contractor in writing that such Deliverable Data, the Satellite Recommended Operating Procedures, the Satellite Systems Engineering Database (SSED) and/or Launch Support Products, has either been: (i) accepted (irrevocable “Acceptance” with respect to each such item of Deliverable Data, the Satellite Recommended Operating Procedures, the Launch Support Products and/or the Satellite Systems Engineering Database (SSED)), or (ii) that such Deliverable Data, the Satellite Recommended Operating Procedures, Launch Support Products and/or the Satellite Systems Engineering Database (SSED) do not comply with the requirements of Exhibit A, Statement of Work, identifying each such non-conformance (with reference to the applicable requirement of Exhibit A, Statement of Work deemed not met).  If Purchaser notifies Contractor of any non-conformance pursuant to the foregoing, Contractor shall promptly correct any non-compliant aspect of such Deliverable Data, the Satellite Recommended Operating Procedures, Launch

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Support Products and/or the Satellite Systems Engineering Database (SSED) identified in such notice from Purchaser, and re-submit the Deliverable Data, the Satellite Recommended Operating Procedures, Launch Support Products and/or the Satellite Systems Engineering Database (SSED) to Purchaser for a subsequent inspection to verify that Contractor has corrected the previously-identified non-compliance.  If Purchaser fails to provide notice within the time specified above, Acceptance shall be deemed to have irrevocably occurred with respect to such Deliverable Data, the Satellite Recommended Operating Procedures, Launch Support Products and/or the Satellite Systems Engineering Database (SSED).  For Deliverable Data, the Satellite Recommended Operating Procedures, Launch Support Products and/or the Satellite Systems Engineering Database (SSED) that does not require Purchaser approval pursuant to Exhibit A, Statement of Work, Acceptance of such Deliverable Data, the Satellite Recommended Operating Procedures, Launch Support Products and/or the Satellite Systems Engineering Database (SSED) shall be deemed to have irrevocably occurred upon Delivery, [***].

11.3	Training

Acceptance of Training, or any part thereof, required by Exhibit A, Statement of Work shall occur in accordance with this Article 11.3.  Training, or any part thereof, furnished to Purchaser and/or Purchaser Associates shall be accompanied by written notice from Contractor specifying that portion of the Training being furnished.  Acceptance of Training, or any part thereof, shall be deemed to irrevocably occur [***] Business Days after completion of such Training or part thereof and delivery by Contractor of a certification of completion unless within such time Purchaser provides a written notice to Contractor that the Training, or part thereof, does not meet Purchaser’s reasonable satisfaction with reference to the requirements of Exhibit A, Statement of Work, identifying each such non-conformance.  In the event that Purchaser does not accept the Training, or any part thereof, as set forth in this Paragraph, Contractor shall promptly repeat the Training, or relevant part thereof.

11.4	Deliverable Services

Acceptance of Deliverable Services, or any part thereof, shall occur in accordance with this Article 11.4. To the extent feasible, Deliverable Services furnished to Purchaser shall be accompanied by written notice from Contractor specifying that portion of the Deliverable Services being furnished. Acceptance of Deliverable

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Services, or any part thereof, shall be deemed to occur: (a) in a case where re-performance of the Deliverable Services is not practical (for example, Launch Support Services are performed real-time), upon completion of such Deliverable Services or part thereof; or [***].

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Purchaser’s Inspection Agents

Purchaser may, upon giving prior written notice to Contractor, cause any consultant(s) or agent(s) designated by Purchaser to observe or conduct the acceptance inspection pursuant to this Article 11 in whole or in part; provided, however, that the provisions of Article 7 and Article 8.4 shall apply to any such consultant or agent and such consultant or agent shall comply with Contractor’s normal and customary safety and security regulations provided to Purchaser in writing in advance of such inspection.

11.5	Waivers and Deviations

Waivers of or deviations from the Performance Specification applicable to any Deliverable Item subject to acceptance inspection pursuant to this Article 11 shall be addressed as set forth in Article 9.1.4.

11.6	Inspection Costs Borne by Purchaser

All costs and expenses incurred by Purchaser or its consultants or agents in the performance of its inspection rights under this Article 11, including travel and living expenses, shall be borne solely by Purchaser.

11.7	Warranty Obligations

In no event shall Contractor be released from any of its warranty obligations applicable to any Deliverable Item as a result of such Deliverable Item having been accepted as set forth in this Article 11.

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Article 12 - TRANSFER OF TITLE AND RISK OF LOSS

12.1	Satellite

12.1.1(A)
[***].  [***], title to and risk of loss or damage for the Satellite shall pass from Contractor to Purchaser at the time of Intentional Ignition of the Launch Vehicle used for the Launch of such Satellite.  In the event of a Terminated Ignition not resulting in Total Loss, title to and risk of loss or damage for such Satellite shall revert to Contractor upon such Terminated Ignition.  If Contractor re-acquires title and risk of loss or damage as set forth in the immediately preceding sentence, title to and risk of loss or damage for the Satellite shall again pass to Purchaser upon the subsequent Intentional Ignition of the Launch Vehicle used for Launch of such Satellite.  Prior to Intentional Ignition, the Parties shall agree to appropriate revisions to certain definitions (i.e., Intentional Ignition, Launch, Terminated Ignition, and other related provisions) as required to ensure that risk of loss transfers from Contractor to Purchaser in a manner that does not result in a lack (or gap in time) of insurance coverage for the Satellite at any time between the time period covered by the Ground Insurance to be provided by Contractor pursuant to Article 32.5 and the attachment of risk for the Satellite under any Launch and In-Orbit Insurance Policy.

[***].

12.1.1(B)	[***].

12.1.2
In the event of a Terminated Ignition, once the launch pad has been declared safe and the Launch Agency authorizes the start of the demating operations, Contractor shall, at Purchaser’s request, immediately take all necessary actions to prepare the Satellite for a relaunch, including: (a) supporting the Launch Agency in demating the Satellite from the Launch Vehicle and conducting defueling operations; (b) directly performing inspection and testing, refurbishment, storage, repair and replacement of damaged Component(s) (damaged as a result of the Intentional Ignition, Terminated Ignition or associated activities), and transportation of the Satellite to and from the Launch Site; and (c) providing additional Launch support services for

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the subsequent Launch of the Satellite.  Such actions shall be handled as a change pursuant to Article 16.1, and for the avoidance of doubt are not considered to be performance of Work pursuant to the terms of the warranty set forth in Article 15.2.1. Promptly after a Terminated Ignition, the Parties shall establish a new due date for the repaired/refurbished Satellite. In the event of a Terminated Ignition that results in the Total Loss of the Satellite, title to and risk of loss or damage for the Satellite shall remain with Purchaser.

EXCEPT WITH RESPECT TO [***], UPON AND AFTER INTENTIONAL IGNITION OF THE LAUNCH VEHICLE FOR THE SATELLITE, UNLESS AND TO THE EXTENT OF A TERMINATED IGNITION WHERE CONTRACTOR RE-ACQUIRES TITLE TO AND RISK OF LOSS OR DAMAGE FOR THE SATELLITE AS PROVIDED IN ARTICLE 12.1, CONTRACTOR’S SOLE OBLIGATION, LIABILITY OR FINANCIAL RISK, AND THE SOLE AND EXCLUSIVE REMEDIES OF PURCHASER OR ANY PARTY ASSOCIATED WITH PURCHASER, WITH RESPECT TO THE SATELLITE’S DESIGN, WORKMANSHIP, CONFORMITY TO SPECIFICATION, USE OR PERFORMANCE OF SUCH SATELLITE, INCLUDING ANY ASSISTANCE OR ADVICE (ACTUAL OR ATTEMPTED) PROVIDED OR OMITTED AS CONTEMPLATED BY [***] HEREOF (INCLUDING WITH RESPECT TO ANY ACTUAL OR CLAIMED DEFECT CAUSED OR ALLEGED TO BE CAUSED AT ANY TIME WHETHER BEFORE OR AFTER INTENTIONAL IGNITION, BY CONTRACTOR’S OR ANY OF ITS SUBCONTRACTORS’ NEGLIGENCE) SHALL BE AS SET FORTH IN [***], IN ALL CASES SUBJECT TO THE LIMITATION OF LIABILITY SET FORTH IN ARTICLE 27.  THE FOREGOING SHALL NOT PREJUDICE OR LIMIT EITHER PARTY’S RIGHTS AND REMEDIES WITH RESPECT TO ARTICLE 28, DISCLOSURE AND HANDLING OF PROPRIETARY INFORMATION, AND ARTICLE 39, INTELLECTUAL PROPERTY.

12.2	Deliverable Items Other Than the Satellite

Title to and risk of loss or damage for the SCF Baseband TC&R Equipment and the Satellite Unique Ground Products shall pass from Contractor to Purchaser upon Acceptance thereof pursuant to Article 11.1. Purchaser’s ([***]) rights in and to Deliverable Data (including, without exception, Deliverable Items of software and software integrated into hardware), the Satellite Recommended Operating Procedures,

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the Launch Support Products and the Satellite Systems Engineering Database (SSED) are as set forth in Article 39.

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Article 13 -  ORBITAL PERFORMANCE INCENTIVES

13.1	General

13.1.1
Contractor may earn, and Purchaser shall pay, if and to the extent earned, the Orbital Performance Incentives for the Satellite over the Orbital Performance Incentive Period in accordance with this Article 13.  As used herein, “Orbital Performance Incentives” means an amount not to exceed [***], which may be earned by Contractor based on in-orbit performance of the Satellite as set forth in this Article 13.  For the purpose of calculating the Orbital Performance Incentives earned by Contractor, the first day of the applicable Orbital Performance Incentive Period shall commence at 12:01 a.m. Greenwich Mean Time on the first day following the IOT Complete Date, [***].  All measurements, computations and analyses made pursuant to this Article 13 shall be made in accordance with good engineering practice applying standards generally applicable in the satellite industry.

13.1.2	[***].

13.2	Daily Rate of Orbital Performance Incentives

Subject to Articles 13.1.2 and 13.5, Contractor shall earn Orbital Performance Incentives over the Orbital Performance Incentive Period at a daily rate calculated by dividing the total amount of Orbital Performance Incentives by [***] (the “Daily Rate”) for each day that there is no Transponder Failure.

[***].

Use or disclosure of the data contained on this sheet is subject to the restriction on the title page.

13.3	[***]

[***].

13.4	Orbital Storage

If Purchaser places the Satellite in Orbital Storage (other than due to the inability to operate the Satellite for causes not Attributable to Purchaser, or due to the failure of the SCF Baseband TC&R Equipment and Satellite Unique Ground Products to be Delivered by Contractor and Accepted by Purchaser), Contractor shall continue to earn Orbital Performance Incentives at the Daily Rate.

13.5	Failed Transponder(s)

Contractor shall forfeit the Daily Rate Per Transponder  for any Transponder on any day that such Transponder on the Satellite experiences a Transponder Failure during the Orbital Performance Incentive Period.  [***].

13.6	Total Loss or Partial Loss not Attributable to Purchaser or the Launch Agency

In the event that the Satellite is a Total Loss on or before the end of Orbital Performance Incentive Period, and such Total Loss is not Attributable to Purchaser, Contractor shall not be entitled to earn any further Orbital Performance Incentives on or after the date of such loss and shall have no further claim against Purchaser regarding such Orbital Performance Incentives.  Contractor shall not lose (nor have any obligation to refund, except to the extent required in accordance with the provisions of Article 13.10.2, as applicable, in the event that Purchaser exercises its option to pre-pay Orbital Performance Incentives) any Orbital Performance Incentives earned prior to the time that the Satellite becomes a Total Loss as provided above.

Use or disclosure of the data contained on this sheet is subject to the restriction on the title page.

13.7	[***]

[***]

13.8	Purchaser Operation of the Satellite

If the Satellite operates in a manner that is not in accordance with any requirements of Exhibit B, Satellite Performance Specification, and to the extent such operation is due to any act or omission on the part of Purchaser or Purchaser’s representatives, consultants or subcontractors (for avoidance of doubt, causes solely attributable to the Launch Agency shall be considered causes attributable to Purchaser) in the operation of, testing of, or communication with, the Satellite (unless such act or omission was performed in accordance with directions or instructions provided by Contractor) (the extent of such degraded performance to be considered “Attributable to Purchaser”), Contractor shall continue to earn Orbital Performance Incentives with respect to such Satellite at the rate that applied prior to the act or omission resulting in degraded performance (subject to later adjustments for any losses of Future Orbital Performance Incentives in accordance with the operation of this Article 13).

13.9	Contractor Access

During the Orbital Performance Incentive Period, Contractor shall have reasonable access to applicable performance data of the Satellite for purposes of evaluating any degradation in the performance of the Satellite.

13.10	Payment

13.10.1
Provided that Purchaser has not exercised the option to pre-pay the Orbital Performance Incentives in advance as provided in Article 13.10.2 (in which case the provisions of this Article 13.10.1 shall no longer apply), and subject to Article 13.12, if applicable, payments of amounts earned under this Article 13 plus interest thereon calculated from the first day of the Orbital Performance Period until the date of payment at an annual interest rate of [***] percent ([***]%), compounded [***], shall be paid in [***] increments as follows: (a) the first payment shall be due no later than thirty (30) days following the end of [***] following the start of the Orbital Performance Incentive Period, and shall cover the first [***] of earned Orbital Performance Incentives, if any; and (b) thereafter, through the end of the Orbital

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Performance Incentive Period (or such earlier date as the obligation to pay Orbital Performance Incentives shall cease in accordance with the terms of this Contract), all subsequent payments shall be due no later than thirty (30) days following the end of each subsequent [***] for the prior [***] earned Orbital Performance Incentives.  In the event the first [***] Orbital Performance Incentive period (Period 1) is a partial period, an additional partial period ([***]) shall be added to ensure that the Orbital Performance Incentive Period contains a full one hundred and eighty (180) months.

13.10.2
Purchaser Option for Performance Payback of Orbital Performance Incentives.  Purchaser shall have the option, exercisable by written notice to Contractor at any time during the Orbital Performance Incentive Period to pre-pay in a lump sum payment all Future Orbital Performance Incentives that remain available to be earned (for avoidance of doubt, any amount of future Orbital Performance Incentives that can no longer be earned due to failures on the Satellite, e.g., permanent Transponder Failures, shall not be included in determining the lump sum pre-payment amount), including interest thereon, at a rate of [***] percent ([***]%), compounded [***] from the IOT Complete Date until the date of payment (such lump sum payment, the "Prepaid Amount", and the date of such payment the "Prepayment Date"). Thereafter, Contractor shall be obligated to refund to Purchaser the portion of the Prepaid Amount, if any, attributable to Orbital Performance Incentives that would not have been payable (i.e., not earned) pursuant to the provisions of this Article 13 other than this Article 13.10.

A.
Orbital Performance Incentive Payback.  Purchaser may invoice Contractor no more frequently than once per [***] for Prepaid Amounts of Orbital Performance Incentives that are not subsequently earned during the invoice period.  In the event of a permanent Transponder Failure, Purchaser shall be entitled to invoice Contractor immediately for the entire portion of the Prepaid Amount relating to such failed Transponder.  Contractor shall make Orbital Performance Incentive payback payments within thirty (30) days after receipt of Purchaser’s invoice for such Orbital Performance Incentive payback amounts, plus interest thereon calculated

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from the IOT Complete Date until the date of Orbital Performance Incentive payback payment at an annual interest rate of [***] percent ([***]%), compounded [***].

If the Satellite becomes a Total Loss after the Prepayment Date and before the end of the Orbital Performance Incentive Period, Contractor shall refund to Purchaser, within 30 days of invoice from Purchaser, the balance of all Prepaid Amounts of unearned Orbital Performance Incentives plus interest thereon calculated from the IOT Complete Date until the date of payment at an annual interest rate of [***] percent ([***]%), compounded [***].

13.11	Complete Loss of Unearned Incentives

Contractor shall no longer be entitled to earn any remaining unearned Orbital Performance Incentives if: (a) Purchaser permanently withdraws the Satellite from operational service or is unable to operate the Satellite for the purpose of operating a broadband internet subscriber service, prior to the end of the Satellite Stated Life, due to performance problems [***]; or (b) pointing errors exceed the values set forth in Exhibit B, Satellite Performance Specification by more than [***] percent ([***]%) and Contractor is unable to fix such errors using reasonable efforts.

13.12	Ground Storage

If after Satellite Pre-Shipment Review, Purchaser places the Satellite in Ground Storage for reasons Attributable to Purchaser ([***]), Contractor will earn Orbital Performance Incentives and Purchaser will pay Orbital Performance Incentives in accordance with Article 35.3, together with interest thereon at the annual rate of [***]%, compounded [***] beginning on the first date that Orbital Performance Incentives are due pursuant to operation of Article 35.3 (such date being the “Incentive Start Date”) and ending on the date of payment.  Any amounts paid pursuant to this Article 13.12 (the “Storage Incentives”) shall be applied by Contractor, including the interest payments, in satisfaction of the first Orbital Performance Incentives earned by Contractor following Launch, in accordance with this Article 13, until such Storage Incentives shall have been fully applied.  Thereafter Contractor shall continue to earn Orbital Performance Incentives as provided in this Article 13, except that interest calculated on the amount of

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Orbital Performance Incentives earned during any quarterly period shall include interest thereon calculated at the annual rate of [***]% compounded [***], beginning on the Incentive Start Date and ending on the date of payment. To the extent that, due to the occurrence of a Total Loss of the Satellite after Launch, Contractor is not entitled to earn any or all of the Storage Incentives, Contractor shall refund the unearnable amount of Storage Incentives to Purchaser together with interest thereon at the annual rate of [***]%, compounded [***] beginning on the Incentive Start Date and ending on the date of payment.

13.13	[***]

[***].

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Article 14 - CORRECTIVE MEASURES IN THE SATELLITE AND OTHER DELIVERABLE ITEMS

14.1
If the data available from any satellite manufactured by Contractor (whether in-orbit or on the ground) or other information known to Contractor shows that the unlaunched Satellite to be delivered under this Contract contains or may contain a Defect, Contractor shall provide Purchaser prompt written notice thereof, together with such supporting detail as is known to Contractor and not prohibited by Contractor’s obligations of confidentiality to any third party.  For the avoidance of doubt, the restriction on providing information that is confidential to any third party does not relieve Contractor of its obligation to provide Purchaser notice of a Defect or potential Defect as contemplated under this Article 14.  [***].

14.2
At Contractor’s sole cost, Contractor shall promptly correct any such Defect or potential Defect notwithstanding that a payment may have been made in respect thereof, and regardless of prior reviews, inspections, acceptances or approvals.  Contractor shall use reasonable efforts to avoid and minimize delays as provided in Article 3.4.  If the data available from any satellite manufactured by Contractor (whether in-orbit or on the ground) or other information known to Contractor shows that the launched Satellite delivered under this Contract contains or may contain a Defect or Satellite Anomaly, Contractor shall promptly notify Purchaser in writing and proceed in accordance with Article 15.3.

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Article 15 - REPRESENTATIONS AND WARRANTIES

15.1	Representations

Each Party represents that, as of the EDC:

1. It is a corporation or a limited liability company duly organized in the State of Delaware.

2. It has all requisite corporate power and authority to own and operate its material properties and assets and to carry on its business as now conducted in all material respects.

3. It is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the other Party.

4. It has all requisite corporate power and authority to enter into this Contract and to carry out the transactions contemplated by this Contract.

5. The execution, delivery and performance of this Contract and the consummation of the transactions contemplated by this Contract have been duly authorized by the requisite corporate action and do not conflict with any material agreement or obligation to which it is a party or which binds its assets.

6. This Contract is a valid and binding obligation, enforceable against such Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7. No suit, claim, action, arbitration, legal, administrative, or other proceeding is pending, or to the best of each Party’s knowledge, threatened against it that would likely affect the validity or enforceability of this Contract, or the ability of each Party to fulfill its commitments hereunder in any material respect.

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15.2	Terms and Period of Warranty

15.2.1
Satellite.  Contractor warrants that from completion of SPSR up to Intentional Ignition of the Launch Vehicle (unless and to the extent of a Terminated Ignition where Contractor reacquires title and risk of loss or damage for the Satellite as provided in Article 12.1(A), in whichcase the warranty obligation will reattach but, as to any damaged Component, only after repair and replacement of such damaged Component pursuant to Article 12.1(B) and the warranty period shall continue through the subsequent Intentional Ignition), the Satellite shall be free of any Defects and shall be manufactured and will perform in conformity with applicable requirements of Exhibit B, Satellite Performance Specification (as modified by any waiver and/or deviation pursuant to Article 9.1.4). If the Satellite or any part thereof (including software integrated into the Satellite) does not conform to the above warranty, Contractor shall at any time during the applicable warranty period and irrespective of prior inspections or approvals proceed in accordance with Article 9.1.10 hereof.

15.2.2
SCF Baseband TC&R Equipment and Satellite Unique Ground Products.  Contractor warrants that the SCF Baseband TC&R Equipment and Satellite Unique Ground Products delivered under this Contract shall be manufactured in conformity with the applicable requirements of Exhibit A, Statement of Work (as modified by any waiver and/or deviation pursuant to Article 11.6) and shall be free from Defects during the period commencing on the date of Acceptance of such SCF Baseband TC&R Equipment and Satellite Unique Ground Products pursuant to Article 11 and ending on the later of: [***].

During the period specified above, as Purchaser’s sole and exclusive remedy for any non-conformance or Defect in such SCF Baseband TC&R Equipment and/or Satellite Unique Ground Products of which Purchaser notifies to Contractor in writing, such non-conformance or Defect shall be remedied by Contractor at Contractor’s expense by repair or replacement of the defective or non-conforming item (at Contractor’s election).  For any such non-conformance or Defect, Contractor shall determine if repair or replacement is required to be performed at Contractor’s plant. If required, Purchaser shall ship the relevant item of SCF Baseband TC&R Equipment and/or Satellite Unique Ground

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Products to Contractor’s designated facility. Contractor shall be responsible for the cost of shipment (including transportation, transit insurance, taxes and/or duties), and the cost of return shipment (including transportation, transit insurance, taxes and duties) to Purchaser at the location designated in Article 3.1. Risk of loss or damage for the relevant item of SCF Baseband TC&R Equipment and/or Satellite Unique Ground Products shall transfer to Contractor upon delivery of the relevant item of SCF Baseband TC&R Equipment and/or Satellite Unique Ground Products to the shipping carrier by Purchaser.  Risk of loss or damage to the relevant item of SCF Baseband TC&R Equipment and/or Satellite Unique Ground Products shall transfer again to Purchaser once such item of SCF Baseband TC&R Equipment and/or Satellite Unique Ground Products is repaired or replaced pursuant to this Article 15.2.2 and received by Purchaser at the location designated therefor in Article 3.1. After the expiration of the period specified above and through the Satellite Stated Life, a failure of the software integrated into an item of SCF Baseband TC&R Equipment and/or Satellite Unique Ground Products to meet the applicable requirements of Exhibit A, Statement of Work, will, if such failure results in a Satellite Anomaly, be resolved in accordance with the Satellite Anomaly process pursuant to Article 15.3, below.

15.2.3
Training, Mission Support Services and Launch Support Services.  Contractor warrants that the Training, Mission Support Services and Launch Support Services it provides to Purchaser pursuant to this Contract will, upon Acceptance, conform to the highest professional standards for the commercial satellite communications industry for work similar in type, scope, and complexity to the Work at the time such Work is provided.  In the event Contractor breaches this warranty and is so notified by Purchaser as to Training within [***] of Acceptance, or for other services as soon as possible where time is of the essence, as Purchaser’s sole and exclusive remedy under this Warranty, Contractor shall correct the deficiencies in the provision of such Training, Mission Support Services and Launch Support Services where it is possible to do so (e.g., Contractor cannot correct deficiencies in, or re-perform, Launch Support Services from and after Launch).

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15.2.4
Deliverable Data, the Satellite Recommended Operating Procedures, the Satellite Systems Engineering Database (SSED), and/or Launch Support Products.  All Deliverable Data, the Satellite Recommended Operating Procedures, the Satellite Systems Engineering Database (SSED) and/or Launch Support Products shall be complete, up-to-date and shall otherwise conform to the requirements of this Contract.  In the event the Contractor breaches this warranty, as Purchaser’s sole and exclusive remedy under this Warranty, Contractor shall correct the deficiencies in the Deliverable Data, the Satellite Recommended Operating Procedures, the Satellite Systems Engineering Database (SSED) and/or Launch Support Products, and resubmit such Deliverable Data, the Satellite Recommended Operating Procedures, the Satellite Systems Engineering Database (SSED), and/or Launch Support Products to Purchaser.

15.2.5
Software. In addition to the warranties set forth in Articles 15.2.2, Contractor further represents and warrants that, through the Satellite Stated Life, Contractor shall: (i) demonstrate that all PC-based Software delivered hereunder is free of viruses or similar items by testing such Software using commercially reasonable anti-viral software; (ii) not introduce into any delivered Software, without Purchaser’s prior written approval, any code that would have the effect of disabling or otherwise shutting down all or any portion of the delivered Software (except as to licensed third party software identified in CDRL 26 included in some delivered Software, such licensed software will prevent any unlicensed copies of delivered Software from running); and (iii) not seek to gain access to, or allow access by any third party to, the Work or the Satellite through any special programming devices or methods, including trapdoors or backdoors, to bypass, without Purchaser’s prior written approval.  Although the Parties contemplate that all necessary software support will be provided pursuant to Article 15.3, below, Contractor shall provide Purchaser the option to purchase additional maintenance and support of the Software at commercially reasonable terms and prices.

15.2.6	Title. Contractor represents and warrants that it shall provide good and marketable title to all Deliverable Items for which title shall pass in accordance

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with Article 12 free and clear of any liens and encumbrances of any kind (except those, if any, incurred by Purchaser [***]), at the time title passes pursuant to Article 12.

15.2.7
Disclaimer.  EXCEPT AND TO THE EXTENT EXPRESSLY PROVIDED IN THIS ARTICLE 15, CONTRACTOR HAS NOT MADE NOR DOES IT HEREBY MAKE ANY REPRESENTATION OR WARRANTY, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF DESIGN, OPERATION, CONDITION, QUALITY, SUITABILITY OR MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE, ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, WITH REGARD TO THE SATELLITE, ANY OTHER DELIVERABLE ITEM OR ANY OTHER WORK.  CONTRACTOR MAKES NO WARRANTY WITH RESPECT TO LAUNCH SERVICES OR THE CONDITION, USE OR PERFORMANCE OF ANY LAUNCH VEHICLE.

15.3	Satellite Anomalies

Contractor shall investigate any Satellite Anomaly or Defect occurring on the Satellite after launch during the in-orbit life of such Satellite and known to it or as notified in writing by Purchaser, and shall use reasonable efforts to correct such Satellite Anomaly or Defect as promptly as possible in accordance with the Satellite Anomaly resolution support services set forth in Section 7 of Exhibit A, Statement of Work.  Such reasonable efforts shall be conducted at Contractor’s expense to resolve Defects or Satellite Anomalies by on-ground means, including software patches or updates, or transmission by Contractor of commands to the Satellite to eliminate or mitigate any adverse impact resulting from any such Satellite Anomalies or Defects, to establish work-around solutions, or to otherwise resolve such Defects or Satellite Anomalies. Contractor shall coordinate and consult with Purchaser concerning such on-ground resolution of Defects or Satellite Anomalies in the launched Satellite. If for any reason any such Satellite Anomaly or Defect cannot be or is not corrected as set forth above, and as a result thereof, such Satellite suffers any loss, including loss of Transponders or becomes a Total Loss, Purchaser, including Purchaser Associates, shall look solely to its/their  Launch and In-Orbit Insurance Policy and any subsequent insurance policy for the Satellite procured by Purchaser, to compensate it for its loss and any consequences

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therefrom, and Contractor shall have no liability or obligation to Purchaser, [***] or any other person in respect of such loss, except as set forth in Article 13 and to provide the services set forth in Articles 32.2 and 32.4, subject to the conditions and limitations of such Articles and subject to the limitation of liability stated in Article 15.2.7 above.   In the event and to the extent that the occurrence of a Satellite Anomaly is Attributable to Purchaser, Purchaser shall pay Contractor the Actual Costs reasonably incurred of all services approved by Purchaser and provided by Contractor associated with such Satellite Anomaly services, plus a markup of [***] percent ([***]%) of such costs, which costs and markup shall be invoiced and paid pursuant to the provisions of Article 5.

15.4   Use Conditions Not Covered by Warranty

With respect to the SCF Baseband TC&R Equipment and the Satellite Unique Ground Products (including Software integrated into the SCF Baseband TC&R Equipment and the Satellite Unique Ground Products), the warranty under this Article 15 shall not apply if adjustment, repair or parts replacement is required as a result, directly or indirectly, of accident not attributable to Contractor, unusual physical or electrical stress beyond the SCF Baseband TC&R Equipment and the Satellite Unique Ground Products’ design tolerances, Purchaser or third party negligence, misuse, failure of environmental control prescribed in operations and maintenance manuals, repair or alterations by any party other than Contractor without Contractor’s prior written consent, or by causes other than normal and ordinary use.  The warranty provided pursuant to this Article 15 is conditioned upon Contractor being given reasonable access, if required, to Deliverable Items delivered at Purchaser’s facility or Purchaser-designated facility in order to effect any repair or replacement thereof.  If the defect repaired or remedied by Contractor is not covered by the warranty provided pursuant to this Article 15, Purchaser shall pay Contractor the Actual Costs reasonably incurred of such repair or replacement, plus a markup of [***] percent ([***]%) of such costs, which costs and markup shall be invoiced and paid pursuant to the provisions of Article 5.

15.5           Subcontractor Warranties

Contractor shall pass on or assign ([***]) to Purchaser all applicable warranties on goods or services given by Subcontractors to the extent Contractor is permitted by the terms of its purchase contracts with such suppliers or manufacturers and further to the extent that

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such assignment does not interfere with Contractor’s performance of its obligations hereunder.  [***].

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Article 16 - CHANGES

16.1	Change Orders

Purchaser may, at any time between the EDC and the completion of this Contract, direct a change within the general scope of this Contract in drawings, designs, specifications, method of shipment or packing, quantities of items to be furnished, place of Delivery, postpone Delivery under a stop-work order (but not more than in the cumulative, [***]), require additional Work, or direct the omission of Work. In the event Purchaser directs a change, Contractor shall: (a) immediately proceed with the Work as changed; and (b) within thirty (30) Business Days of Purchaser’s direction, submit to Purchaser (a written proposal of the effect of such a change on the Firm Fixed Price, specification, payment plan or time required for performance and/or any other affected terms and conditions (the “Proposal”).  Prior to directing such change, Purchaser may issue a request to Contractor for a Proposal. Within thirty (30) days of receipt of such request for the Proposal, Contractor shall provide Purchaser with the Proposal.

Except as otherwise expressly provided in this Contract, if any change directed by Purchaser causes an increase or decrease in the cost of, or the time required for the performance of this Contract, and/or other terms and conditions, an equitable adjustment shall be made in the Firm Fixed Price, Delivery schedule and/or other affected terms and conditions, as applicable, and this Contract shall be modified in writing accordingly.  Firm Fixed Price adjustments shall account only for the estimated net impact on the Actual Costs incurred by Contractor as a result of the change including a reasonable profit thereon not to exceed [***] percent ([***]%). If requested by Purchaser, Contractor will provide Purchaser reasonably detailed back-up data to support its claim for equitable adjustment. If the cost of supplies or materials made obsolete or excess as a result of a change is included in Contractor’s claim for adjustment, Purchaser shall have the right to prescribe the manner of disposition of such supplies or materials.  If Purchaser directs the omission of Work and, as a result, provided Contractor shall have taken all reasonable steps to mitigate such costs, it causes an increase in the cost of the remaining Work to be performed hereunder, such increase in costs shall constitute an allowable element of Contractor’s claim for equitable adjustment.  If Purchaser directs the omission of Work and, as a result, it causes a decrease in the cost of the remaining

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Work to be performed hereunder, such decrease in costs shall be refunded to Purchaser or be credited to Purchaser against future amounts, at Purchaser's election.

Upon receipt of Contractor’s Proposal, the Parties shall commence good faith negotiations concerning the appropriate equitable adjustment to the Contract. In the event that the Parties have not reached agreement on the amount and manner of Contractor’s compensation within sixty (60) days of Purchaser’s direction for change, Purchaser shall pay to Contractor (or become obligated to pay to Contractor when due) the agreed-upon portions of the proposed changes to the Firm Fixed Price and Exhibit E, Price and Payment Plan. The Parties shall exert all good faith efforts to reach resolution regarding the disputed portions in accordance with Article 25, Dispute Resolution.

[***].

16.2	Program Name Change

Purchaser shall be entitled to change the name of the Satellite at any time at no additional cost and Contractor shall agree to amend promptly the Contract, Exhibits, and other applicable data and documentation, including Deliverable Data, to incorporate the new name of the Satellite and, if so requested by Purchaser, eliminate any reference to the former name on a prospective basis.

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Article 17 - FORCE MAJEURE

17.1	Force Majeure Defined

Neither Party shall be responsible for nonperformance of its contractual obligations (including, in the case of Contractor, late Delivery) due to Force Majeure.  Force Majeure shall be any event beyond the reasonable control of the affected Party or its suppliers and Subcontractors and shall include, but not be limited to: (1) acts of God; (2) acts of a public enemy; (3) acts of a government in its sovereign capacity (including any action or inaction affecting the import or export of items); (4) war and warlike events; (5) catastrophic weather conditions such as hurricanes, tornadoes and typhoons; (6) fire, earthquakes, floods, epidemics, quarantine restrictions; or (7) sabotage, riot and embargoes.  For an event to qualify for Force Majeure relief hereunder: (1) the event must be beyond the control and without fault or negligence of a Party or its subcontractors hereunder; (2) the resulting delay cannot be circumvented by reasonable efforts to establish work-around plans, payment of expedited fees, alternate sources, or other means; and (3) the affected Party must provide the other Party with written notice thereof as soon as possible but in no event later [***] after the occurrence of such an event. Notwithstanding anything to the contrary in the foregoing, any failure by a Subcontractor to meet its obligations to Contractor, or any delay due to labor shortages, defective tooling, transportation difficulties, equipment failure or breakdowns, lockouts, or inability to obtain materials shall not constitute a Force Majeure event (except where such circumstance is itself caused by a Force Majeure event), and shall not relieve Contractor from meeting any of its obligations under this Contract. The Parties shall use reasonable efforts to minimize the effect of any Force Majeure event. In the event a Party claims a Force Majeure event, such Party's written notice called for above shall include a detailed description of the portion of the Work (or other obligations) known to be affected by such delay, [***]. In the event of a Force Majeure event, the Delivery requirement shall be extended for such period as is supported by the evidence provided; provided, however, the occurrence of a Force Majeure event shall in no event entitle Contractor to an increase in the price for the Work. Any adjustment of time appropriate under this Article shall be formalized promptly by the execution of a mutually acceptable amendment to this Contract.

17.2	Termination for Force Majeure

[***].

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Article 18 - PURCHASER DELAY OF WORK

If the performance of all or any part of the Work required of Contractor under this Contract is delayed or interrupted primarily caused by Purchaser’s failure to perform its contractual obligations set forth in Table 8-1 of Exhibit A, Statement of Work, and not due to Force Majeure, within the time specified in this Contract or within a reasonable time if no time is specified, or by an act or failure to act of Purchaser or its agents, consultants or subcontractors (including, without limitation, the Launch Agency) that unreasonably interferes with and/or materially delays Contractor’s performance of its obligations under this Contract (each a “Purchaser Delay”), Purchaser shall be responsible for any additional Actual Costs incurred by Contractor [***], and the Firm Fixed Price shall be modified accordingly [***], provided that if the delay or interruption is due to the unavailability of any of the items identified in Table 8.1 of Exhibit A, Statement of Work, Purchaser shall direct Contractor to place the Satellite in storage in accordance with the applicable provision(s) of this Contract.  In addition, Contractor shall be entitled to an equitable adjustment in performance requirements, Delivery schedules, and any other terms of this Contract to the extent affected by such Purchaser Delay.  The Parties will formalize all such adjustments by executing an appropriate amendment to this Contract.  To qualify as a Purchaser Delay hereunder, (a) Contractor must provide Purchaser written notice of any applicable Purchaser Delay no later than [***] Business Days after the time of such Purchaser Delay; and (b) Contractor must use reasonable efforts to avoid and/or mitigate the effect of such Purchaser Delay.

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Article 19 - INTELLECTUAL PROPERTY INDEMNITY

19.1	Indemnification

Contractor, at its own expense, hereby agrees to defend or, at Contractor’s sole option, to settle, and to indemnify and hold harmless Purchaser and its respective shareholders, officers, directors and employees, [***] and their respective shareholders, officers, directors and employees (collectively with Purchaser referred to as the “Indemnified Companies”), from and against any third party claim or suit based on an allegation that the manufacture of any Deliverable Item or any part thereof or the normal intended use, lease or sale of any Deliverable Item or any part thereof infringes any third party‘s Intellectual Property Right (“Intellectual Property Claim”), and shall pay any royalties and other liabilities adjudicated (or provided in settlement of the matter) to be owing to the third party claimant as well as costs and expenses incurred in defending or settling such Intellectual Property Claim.  Contractor’s obligations under this Article 19.1 shall be subject to the Conditions to Indemnification set forth in Article 20.3, provided that in the case of an Intellectual Property Claim against an Indemnified Company by a third party, Purchaser shall promptly give notice in writing thereof and permit Contractor to answer the allegations and defend the actions or proceedings and also give to Contractor at Contractor's cost, all reasonable information, assistance and authority required for the above purposes.  No failure or delay of Purchaser to provide such notice shall relieve Contractor of any obligation under this Article 19, unless such failure prejudices Contractor’s ability to defend or settle such claim.

19.2	Infringing Equipment

If Contractor’s performance of the Work or the manufacture of any Deliverable Item or any part thereof or the normal intended use, lease or sale or other disposition of any Deliverable Item or any part thereof under this Contract is enjoined as a result of an Intellectual Property Claim or is otherwise prohibited, Contractor shall, at its option and expense (i) resolve the matter so that the injunction or prohibition no longer pertains, (ii) procure for the Indemnified Companies the right to use the infringing item, and/or (iii) modify the infringing item so that it becomes non-infringing while remaining in compliance with Exhibit B, Performance Specification (as such may be modified or waived pursuant to Article 9.4 or Article 11.6, as applicable).  Purchaser shall reasonably cooperate with Contractor to mitigate or remove any infringement.  If Contractor is

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unable to accomplish (i), (ii) or (iii) as stated above, Purchaser shall have the right to terminate this Contract, in whole or in part, with respect to such Deliverable Item, return such Deliverable Item(s) to Contractor (in space, with respect to an in-orbit Satellite), and receive a refund of the amounts paid by Purchaser hereunder for such terminated Deliverable Item(s) less a reasonable allowance for depreciation.

19.3	Combinations and Modifications

Contractor shall have no liability under this Article 19 for any Intellectual Property Claim arising from (i) use of any Deliverable Item in combination with other items not provided, recommended, or approved by Contractor (except for combinations within the scope of the intended use of the Deliverable Items known to Contractor), where the infringement claim would not have arisen but for such combined use, or (ii) modifications of any Deliverable Item after Delivery by a person or entity other than Contractor unless authorized by written directive or instructions furnished by Contractor to Purchaser under this Contract.

19.4	Sole Remedies

For purposes of this Article 19, the term “third parties” shall not be interpreted as including any of the Indemnified Companies ([***]), and Purchaser shall be the only party entitled to enforce this Article on behalf of itself and any of the Indemnified Companies. The Parties agree that none of the Indemnified Companies shall be considered as third party beneficiaries entitled to enforce this Article directly against Contractor. The remedies set forth in this Article 19 are the sole and exclusive remedies for, or related to, any Intellectual Property Claim.

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Article 20 - INDEMNIFICATION

20.1	Contractor’s Indemnities

A.
Contractor, at its own expense, shall defend, indemnify and hold harmless the Indemnified Companies (on behalf of themselves and on behalf of their respective shareholders, directors, officers and employees [***]), from and against any losses, damages, and other liabilities, adjudicated (or provided for in settlement of the matter) to be owing to a third party claimant as well as costs and expenses, including court costs and reasonable attorneys’ fees (collectively, “Losses”), for death or personal injury to or damage to the property of such third party, but only if such Losses were caused by, or resulted from, a negligent act or omission or willful misconduct of Contractor and/or its employees, subcontractors, agents, or representatives at any tier, or any of them.  [***].  For the avoidance of doubt, the Satellite in any stage of manufacture or operation shall not be considered as property subject to coverage under this Article 20.1.  For purposes of this Article 20.1(A), the term “third parties” shall not be interpreted as including any of the Indemnified Companies ([***]).

B.
Contractor, at its own expense, shall defend, indemnify and hold harmless the Indemnified Companies (on behalf of themselves and on behalf of their respective shareholders, directors, officers and employees and [***]), from and against all range support and de-stacking charges to the extent not otherwise covered under an Indemnified Companies’ policy of insurance, [***] (including without limitation charges assessed to de-erect, place and maintain in storage, re-erect and re-process the Launch Vehicle and Satellite and to re-integrate the Satellite), levied against the Indemnified Companies by the Launch Agency for the Satellite due to Launch delays caused by Contractor and/or its Subcontractors, agents or representatives at any tier, or any of them, up to a cumulative maximum of [***] U.S. Dollars ($[***]). [***].

C.
Contractor, at its own expense, shall defend, indemnify and hold harmless the Indemnified Companies and their respective shareholders, directors, officers and employees, from and against all Losses in connection with claims arising out of, or relating to, Contractor’s breaches of its obligations in Article 4.4 (Tax).

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20.2	Purchaser’s Indemnity

Purchaser, at its own expense, shall defend, indemnify and hold harmless Contractor (on its own behalf and on behalf of its directors, officers and employees) from and against any Losses for death or personal injury to or damage to the property of a third party claimant, but only if such Losses were caused by, or resulted from, negligent acts or omissions or willful misconduct of Purchaser or [***] employees or representatives.  The term “third parties” shall not be interpreted as including Contractor or any of its directors, officers and employees.

20.3	Conditions to Indemnification

The right to any indemnity specified in Article 19, Article 20.1 and Article 20.2 shall be subject to the following conditions:

A.
Purchaser shall be the only party entitled to enforce this Article on behalf of itself and any of the Indemnified Companies, and the Parties agree that none of the Indemnified Companies shall be considered as third party beneficiaries entitled to enforce this Article directly against Contractor. The Party seeking indemnification shall promptly advise the other Party in writing of the filing of any suit or of any written or oral claim upon receipt thereof (provided that any delay in providing such notice to Contractor shall relieve Contractor of its indemnity obligations only to the extent that the delay materially prejudices Contractor with respect to defense of such claim) and shall provide the other Party, at its request and at the Indemnifying Party’s expense, with copies of all documentation relevant to such suit or claim.

B.
The Party seeking indemnification shall not make any admission nor shall it reach a compromise or settlement without the prior written approval of the other Party, which approval shall not be unreasonably withheld or delayed.

C.
The indemnifying Party shall assist and assume, when not contrary to the governing rules of procedure, the defense of any claim or suit in settlement thereof and shall satisfy any judgments rendered by a court of competent jurisdiction in such suits and shall make all settlement payments.  The Party seeking indemnification may participate in any defense at its own expense, using counsel reasonably acceptable to the indemnifying Party, provided there is no conflict of interest and that such participation would not adversely affect the conduct of the proceedings.

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20.4	Waiver of Subrogation

Each Party shall use reasonable efforts without incurring cost or expense to obtain a waiver of subrogation and release of any right of recovery against the other Party and its Affiliates, contractors and subcontractors at any tier (including suppliers of any kind) and their respective directors, officers, employees, shareholders and agents, that are involved in the performance of this Contract and from any insurer providing coverage for the risks subject to indemnification by the insured Party under this Article 20.

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Article 21 - TERMINATION FOR CONVENIENCE

21.1	Reimbursement of Contractor

21.1.1
Right to Terminate.  Purchaser may terminate this Contract without cause, in whole or in part, upon giving Contractor written notice; provided, however, Purchaser may not terminate this Contract without cause after Delivery of the Satellite in accordance with Article 3.2.  Upon receipt of Purchaser’s notice of termination for convenience, Contractor shall: (i) immediately stop the terminated Work under this Contract; (ii) place no further orders or subcontracts for materials, services or facilities to the extent that they relate to the performance of the terminated Work; (iii) terminate orders and subcontracts to the extent that they relate to the performance of the terminated Work; (iv) where feasible, and on a reasonable best efforts basis, mitigate Purchaser’s termination liability by application of any Satellite or other materials or components to Contractor’s other satellite manufacturing programs; and (v) settle all outstanding liabilities and all claims arising out of such termination of orders and subcontracts.

21.1.2
Termination Liability.  If Purchaser terminates this Contract pursuant to this Article 21, Contractor shall be entitled to the Actual Costs reasonably incurred by Contractor (which costs shall be certified by Contractor’s Chief Financial Officer, subject to Purchaser’s right to audit pursuant to Article 5.8) with respect to: (a) terminated Work performed hereunder, plus a reasonable profit not to exceed [***] percent on such Actual Costs; and (b) Actual Costs of termination and settlement with all vendors and Subcontractors (provided that Contractor shall undertake reasonable efforts to minimize any such costs), less any credit resulting from the application of any Satellite or other materials or components that Contractor can reasonably allocate to Contractor’s other satellite manufacturing programs. In the event of termination by the Purchaser of any of the Work, it is agreed that the termination charges shall be negotiated pursuant to Article 21.1.4 below, but shall not exceed the lesser of: [***]

21.1.3	Notwithstanding the above, in the event of a termination in part as provided above, if such termination causes an increase in the Actual Costs of

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performing the remaining non-terminated Work, Contractor shall be entitled to a corresponding increase (including a [***] percent profit) in the price of the non-terminated Work.

21.1.4
Determination of Termination Liability.  Contractor shall submit a proposal to Purchaser within sixty (60) days after the effective date of the termination, which proposal shall specify the amount due to Contractor from Purchaser pursuant to this Article 21 (the “Final Statement”). The Final Statement shall be a complete statement of all amounts that are due to Contractor hereunder as of the termination date for the terminated Work (together with reasonable detailed back up data as may be requested by Customer). In the event that Purchaser is not in agreement with the Final Statement, the Parties shall negotiate an agreement based upon the Final Statement. After agreeing on the Final Statement, Contractor shall invoice Purchaser and Purchaser shall pay such invoice within thirty (30) days after Purchaser’s receipt of the invoice.

21.1.5	Contractor shall include in its contracts with suppliers and Subcontractors terms that will enable it to terminate such contracts in a manner which minimizes costs.

21.2	Disposition of Work

Upon payment by Purchaser to Contractor of the termination liability amounts due under Article 21.1.2, subject to applicable U.S. Government export laws and license conditions, Purchaser may direct Contractor to transfer to Purchaser [***] in the manner and to the extent directed by Purchaser, title to and risk of loss and possession of any items comprising the Work terminated (including all Work-in-progress, parts and materials, all inventories, and associated warranties but not including any portion of the Work to which Contractor would not otherwise have been obligated to transfer title hereunder had the Contract been completed).  Contractor shall, upon direction of Purchaser, protect and preserve property at Purchaser’s expense in the possession of Contractor or its Subcontractors in which Purchaser has an interest and shall facilitate access to and possession by Purchaser of items comprising all or part of the Work terminated.  [***].

[***]

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Sole Remedy

The remedy set forth in this Article shall be the sole remedy to which Contractor is entitled for termination of Work under this Article. In the event of a termination for convenience of the entire Contract, payment of the amount payable by Purchaser to Contractor pursuant to this Article shall constitute a total discharge of Purchaser’s liabilities to Contractor under this Contract, except for those liabilities and/or obligations that survive pursuant to Article 34.13.

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Article 22 - LIQUIDATED DAMAGES

22.1	Liquidated Damages – Schedule/Delivery

The Parties acknowledge and agree that Contractor’s unexcused failure to achieve the SPSR Complete Date on or before three (3) days prior to the date scheduled for Satellite Delivery in Article 3.1 (the “Required SPSR Complete Date”) may cause substantial financial loss to Purchaser.  The Parties further acknowledge and agree that the following liquidated damages are believed to represent a genuine and reasonable estimate of all losses that would be suffered by Purchaser by reason of any such delay (which losses would be difficult or impossible to calculate with certainty).

In the event that Contractor fails to achieve the SPSR Complete Date by the Required SPSR Complete Date, then Contractor shall pay Purchaser, as liquidated damages and not as a penalty, up to a cumulative maximum of [***] US Dollars ($[***]), the incremental amounts specified in Section 4.1 of Exhibit E as liquidated damages, beginning on [***].

22.1.1	[***].

22.1.2	[***]

22.2	Remedy

Contractor and Purchaser agree that the actual damages that Purchaser would suffer as a result of the late completion of the SPSR are, in the nature of this transaction, difficult and impracticable to fix, that the liquidated damages set forth herein are reasonable amounts to compensate Purchaser for such failures and delays, and that the payment of liquidated damages is in lieu of payment of actual damages for such failures and delays.  Such liquidated damages shall be Purchaser’s sole and exclusive remedy and compensation for Contractor delays with respect to late Delivery of Deliverable Items; provided, however, Purchaser retains all rights and remedies under Article 21 regarding termination for convenience, under Article 17 regarding termination for Force Majeure and Article 23 regarding termination for default, as well as all of its rights with respect to warranties under Article 15.2.1.  Contractor hereby waives, to the extent permitted by applicable law, any defense as to the validity of any liquidated damages in this Contract on the grounds that such liquidated damages are void as penalties.

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Article 23 - TERMINATION FOR DEFAULT

23.1	Purchaser Rights of Termination

23.1.1
Right to Terminate.  Subject to Article 17, Article 18 and Article 23.1.4 below, Purchaser may terminate this Contract in whole or in part by written notice to Contractor if: (i) Contractor fails to complete SPSR by the Required SPSR Complete Date plus [***] (or such longer time as may be agreed to in writing by Purchaser); (ii) Contractor fails to make progress (including due to failure to meet specification requirements) so as to endanger performance of this Contract that it is reasonably likely Contractor will fail to complete SPSR by the time allowed under clause (i) immediately above, and fails, within [***] days (or such longer period as may be agreed to in writing by Purchaser) after receipt from Purchaser of written notice thereof, to cure such breach or correct such failure; or (iii) except for failures covered by items (i) and (ii) above, Contractor fails to perform any material provision of this Contract and does not correct such failure within a period of [***] days (or such longer period as Purchaser may authorize in writing) after receipt of notice from Purchaser specifying such failure.  [***].

23.1.2
Termination Liability.  In the event of termination pursuant to this Article 23.1,  Purchaser shall be entitled (i) to a refund by Contractor of all payments made by Purchaser for the terminated Work (which in the case of a termination in whole shall be a refund of all payments made by Purchaser hereunder) plus interest thereon at the interest rate stipulated in Article 5.3.1 hereof from the date payment was received to the date the refund is made to Purchaser and, at Purchaser’s election, (ii) to retain and/or obtain Work as set forth in Article 23.1.3 provided that if Purchaser so elects, Purchaser shall remain liable for payment of all amounts for such Work as set forth in Article 23.1.3.  [***].  Contractor shall pay the amounts specified in this Article 23.1.2 no later than thirty (30) days after Contractor’s receipt of Purchaser’s written notice requesting such amounts.

23.1.3
Contractor’s Reimbursement for Retained Work.  In the event Purchaser terminates the Contract pursuant to this Article 23.1, Purchaser shall have the option to obtain title to the Deliverable Items provided for under this

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Contract or associated Work-in-progress (but not to any Deliverable Item or associated Work-in-progress to which Contractor would not have otherwise been obligated to transfer title hereunder had the Contract been completed), including, if requested by Purchaser in writing, assignment of Subcontracts, subject to payment: (i) at the price set forth in this Contract for delivered items for which an itemized price is set forth herein and (ii) at the Actual Cost incurred by Contractor for (a) such items for which no itemized price is set forth herein and (b) partially completed items and Work-in-progress.  This sum shall be offset by amounts paid by Purchaser and received by Contractor for Deliverable Items and Work-in-progress retained by Purchaser, and Contractor shall protect and preserve property in the possession of Contractor in which Purchaser has an interest.  Purchaser shall pay amounts due under this Article 21.1.3 no later than thirty (30) days after receipt of invoice from Contractor with supporting data in reasonable detail.  Upon settlement and payment of amounts due hereunder, Contractor, at Contractor's expense and subject to applicable U.S. Government export control laws, shall promptly deliver such Deliverable Items and Work-in-progress to Purchaser at Purchaser’s facility and transfer title and risk of loss to Purchaser for the applicable Deliverable Items and Work-in-progress.

23.1.4
Special Provision Limiting Purchaser’s Remedies.  Purchaser’s sole and exclusive remedy with respect to delays in Delivery shall be as specified in Article 22 and this Article 23.1.  Purchaser shall have no right to terminate this Contract pursuant to this Article 23.1 above on or after Intentional Ignition (unless and to the extent of a Terminated Ignition pursuant to Article 12.1).

23.1.5
Disposition of the Work.  Except for items obtained by Purchaser as set forth in Article 23.1.3, Contractor shall retain title to any and all Work, Work-in-progress, parts or other material, inventories, and any associated warranties, and any subcontracted items Contractor has specifically produced, acquired, or subcontracted for in accordance with this Contract.

23.1.6
Invalid Default Termination.  If, after termination pursuant to this Article 23.1, it is finally determined pursuant to Article 25 or written agreement of Purchaser that Contractor was not in default under Article 23.1.1, or that the

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default was excusable under the Contract, the rights and obligations of the Parties shall be the same as if the termination had occurred under Article 21.

23.2	Contractor Rights of Termination

23.2.1
Right to Terminate.  Contractor may terminate this Contract upon provision of written notice to Purchaser [***] if Purchaser fails to make any payment required under this Contract, and Purchaser [***] shall fail to cure any such default within [***] days after receiving written notice thereof from Contractor (or such longer period as may be agreed to in writing by Contractor) (the “Cure Period”).  Any notice of default provided by Contractor pursuant to this Article 23.2 shall be directed to Purchaser [***].  For the avoidance of doubt, Contractor shall not be entitled to terminate this Contract for Purchaser’s failure to make payment hereunder: (i) to the extent Purchaser has disputed such payment in good faith pursuant to Article 5.6 (and any such Cure Period shall be tolled until such time as the Disputed Payment has been resolved in accordance with Article 5.6); and (ii) prior to both Purchaser [***] having received the written cure notice required above [***] days prior to the termination hereunder.

23.2.2
Termination Liability.  In the event of termination pursuant to this Article 23.2, Contractor shall be paid as if such termination were for convenience pursuant to Article 21 plus any accrued late payment interest pursuant to Article 5.3.  Payment of the total amounts payable by Purchaser pursuant to this Article 23.2.2 shall constitute a total discharge of Purchaser’s liabilities to Contractor for termination pursuant to this Article 23.2.

23.2.3
Disposition of the Work.  Upon completion of all payments to Contractor in accordance with this Article 23.2, Purchaser may, subject to Article 7 hereof, require Contractor to transfer to Purchaser in the manner and to the extent directed by Purchaser, title to and possession of any items comprising all or any part of the Work terminated (including all Work-in-progress, but not including any other portion of the Work to which Contractor would not have otherwise been obligated to transfer title hereunder had the Contract been completed) not used or disposed of by Contractor pursuant to the foregoing sentence.  Contractor shall, upon direction of Purchaser, protect and

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preserve such items at Purchaser’s expense in the possession of Contractor or its Subcontractors and shall facilitate access to and possession by Purchaser of items comprising all or part of the Work terminated.  Contractor shall, if requested by Purchaser in writing, assign to Purchaser or its designee such Subcontracts as requested by Purchaser (subject to any approvals required by the associated Subcontractors and receipt by Contractor of associated reasonable releases and indemnifications in favor of Contractor).  Alternatively, to the extent requested by Purchaser, where feasible, and on a reasonable best efforts basis, Contractor shall apply such completed Work and work-in-progress to Contractor’s other satellite manufacturing programs, and Purchaser shall receive a refund of the amount paid therefor.

23.2.4
Invalid Default Termination.  If, after termination pursuant to this Article 23.2, it is finally determined pursuant to Article 25 or written agreement of Contractor that Purchaser was not in default under Article 23.2.1, Contractor shall be liable to Purchaser for direct damages resulting from such termination of this Contract, subject to the limitation of liability set forth in Article 27 and in no event exceeding the amount that would be payable to Purchaser under Article 23.1 [***].

23.2.5	[***].

[***].

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Article 24 - OPTIONS

24.1	Option Satellite

24.1.1
Purchaser shall have an option (the "Satellite Option"), which Purchaser may exercise in writing at any time ("Satellite Option Exercise") during the period from EDC [***], to order up to [***], including Satellite Baseband TC&R Equipment, Satellite Unique Ground Products, and updates to Deliverable Data, as required (the "Option Satellite").  Upon Satellite Option Exercise, Contractor shall construct and Deliver the Option Satellite, and shall perform all Launch Support Services, Mission Support Services, and other services (not including training) in accordance with the terms and conditions of this Contract, except as expressly modified by this Article 24.  Contractor shall Deliver each Option Satellite on or before the later of [***].

24.1.2
The price for each Option Satellite shall be as set forth in Section 1.2.3 of Exhibit E, Payment Plan.  Each Option Satellite price will include Launch Support Services ([***]), Mission Support Services and other services required to be provided by Contractor under this Contract.  The payment plan for the Option Satellite shall be the payment plan applicable at the time of the Satellite Option Exercise set forth in Section 2.3 of Exhibit E, Payment Plan (with reference to "Option Satellite Payment Plan").

24.1.3	The Parties shall promptly incorporate the exercise of this option by executing a separate contract for each Option Satellite on terms and conditions that are substantially identical to this Contract.

24.1.4	Notwithstanding anything herein to the contrary, this Article 24.1 shall inure solely to the benefit of Purchaser.

24.2	Replacement Satellite

24.2.1
Purchaser shall have an option (the "Satellite Replacement Option"), which Purchaser may exercise in writing at any time ("Satellite Replacement Option Exercise") during the period from EDC until the later of (a) EDC plus [***] months and (b) provided that the Satellite has not been placed in Ground Storage for reasons other that attributable to Contractor, [***] after Launch of

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the Satellite (or Total Loss of the Satellite in connection with a failed Launch), to order a replacement satellite for the Satellite, including Satellite Unique Ground Products and updates to Deliverable Data, as required (the "Replacement Satellite").  Upon Satellite Replacement Option Exercise, Contractor shall construct and Deliver the Replacement Satellite, and shall perform all Launch Support Services, Mission Support Services and other services (not including training) in accordance with the terms and conditions of this Contract, except as expressly modified by this Article 24.  Contractor shall Deliver the Replacement Satellite on or before [***] months from Satellite Replacement Option Exercise.

24.2.2
The price for the Replacement Satellite shall be as set forth in Section 1.2.3 of Exhibit E, Payment Plan.  The total Replacement Satellite price includes Launch Support Services, Mission Support Services and other services required to be provided by Contractor under this Contract.  The payment plan for the Replacement Satellite shall be the payment plan applicable at the time of the Satellite Replacement Exercise set forth in Section 2.3 of Exhibit E, Price and Payment Plan (with reference to "Replacement Satellite Payment Plan").

24.2.3	The Parties shall promptly incorporate the exercise of this option into the Contract through an Amendment according to Article 34.5.

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24.3	Option for Test Bed

Purchaser shall have the option, which Purchaser may exercise in writing no later than:

a.           [***]; and

b.           [***],

to request Contractor to deliver up to [***] for the price set forth in Section 1.2.1 of Exhibit E, Price and Payment Plan.  The delivery schedule and delivery location for the Test Bed(s) shall be set forth in Section 9.0 of Exhibit A, Statement of Work.  The payment terms are set forth in Section 2.2 of Exhibit E, Price and Payment Plan.

24.4	[***]

[***]

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Article 25 - DISPUTE RESOLUTION

Any dispute, claim, or controversy between the Parties arising out of or relating to this Contract (“Dispute”), including any Dispute with respect to the interpretation, performance, termination, or breach of this Contract or any provision thereof shall be resolved as provided in this Article 25.

25.1	Informal Dispute Resolution

Prior to the initiation of litigation, the Parties shall first attempt to resolve their Dispute informally, in a timely and cost-effective manner, as follows:

A.
If, during the course of the Work, a Party believes it has a Dispute with the other Party, the disputing Party shall give written notice thereof, which notice will describe the Dispute and may recommend corrective action to be taken by the other Party.  Contractor’s program manager shall promptly consult with Purchaser contract manager in an effort to reach an agreement to resolve the Dispute.

B.
In the event that agreement cannot be reached within ten (10) days of receipt of written notice, either Party may request that the Dispute be escalated, and the respective positions of the Parties shall be forwarded to an executive level higher than that under Paragraph A above for resolution of the Dispute.

C.
In the event agreement cannot be reached within twenty (20) days of receipt of written notice, either Party may request that the Dispute be escalated, and the respective positions of the Parties shall be forwarded to the Chief Executive Officer (CEO) or equivalent of each Party for resolution of the Dispute.

D.
In the event agreement is not reached as provided in Paragraphs A, B, or C above within a total of sixty (60) days after receipt of the written notice described in Paragraph A above, either Party may proceed in accordance with Article 25.2.

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25.2	Litigation

Either Party shall be entitled to forego or terminate prematurely the informal dispute resolution process specified in Article 25.1 in the event such Party makes a good faith determination that (i) a Party determines in good faith that amicable resolution through continued negotiation of the Dispute does not appear likely, (ii) a breach by the other Party is such that a temporary restraining order or other preliminary injunctive relief to enforce its rights or the other Party’s obligations under the provisions of this Contract is necessary or (iii) litigation is appropriate to avoid the expiration of an applicable limitations period or to preserve a superior position with respect to creditors.

Any suit brought shall be brought in any court of competent jurisdiction in the State of New York sitting in the Borough of Manhattan, and the Parties hereby waive any objection to that venue and that court’s exercise of personal jurisdiction over the case.  The Parties hereby irrevocably consent to the exercise of personal jurisdiction by the state and federal courts in the State of New York sitting in the Borough of Manhattan concerning any Dispute between the Parties.  If, for any reason, neither the state nor federal courts in New York sitting in the Borough of Manhattan will exercise jurisdiction over the Dispute, then litigation as permitted herein may be brought in any court of competent jurisdiction in the United States of America.

If a dispute arises as to whether or not a Party has committed or acted with gross negligence or willful misconduct, that issue alone shall be resolved by a New York court without a jury, and the court shall resolve such issue by applying the laws of the State of New York without regard to its conflict of law rules.  THE PARTIES EXPRESSLY WAIVE THEIR RIGHT TO A JURY IN CONNECTION WITH SUCH DISPUTE.

Nothing in this Contract precludes a Party that prevails on any claim from initiating litigation in any appropriate forum to enter or enforce a judgment based on the court's award on that claim.

Pending final resolution of any dispute (including the informal dispute resolution process and litigation), Contractor shall, unless otherwise directed by Purchaser in writing, perform all its obligations under this Contract, provided that Purchaser continues to make undisputed payments as they come due. For purposes of clarification, Contractor shall not be entitled to stop work under this Contract for Purchaser’s failure to make

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payment hereunder to the extent Purchaser has disputed such payments in good faith pursuant to Article 5.6.

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Article 26 - INTER-PARTY WAIVER OF LIABILITY FOR A LAUNCH

26.1	Launch Services Agreement Inter-Party Waiver of Liability

26.1.1
Inter-Party Waiver.  Each Party hereby agrees to be bound by the no-fault, no-subrogation inter-party waiver of liability and related indemnity provisions required by the Launch Services Agreement with respect to the Launch and to cause their respective contractors and subcontractors at any tier (including suppliers of any kind) that are involved in the performance of this Contract and any other person having an interest in the Satellite or any Transponder thereon (including customers of Purchaser) to accede to such waiver and indemnity, which in every case shall include claims against the Launch Agency, either Party and their respective contractors and subcontractors at any tier (including suppliers of any kind)  that are involved in the performance of this Contract.  The Parties shall execute and deliver any instrument that may be reasonably required by the Launch Agency to evidence their respective agreements to be bound by such waivers.

26.1.2
Waiver of Subrogation.  The Parties also shall use reasonable efforts to obtain from their respective insurers, and shall require their respective contractors and subcontractors at any tier (including suppliers of any kind) that are involved in the performance of this Contract and any other person having an interest in the Satellite or any Transponder thereon (including non-consumer customers of Purchaser), to use reasonable efforts to obtain from their respective insurers, an express waiver of such insurers' rights of subrogation with respect to any and all claims that have been waived pursuant to this Article 26 (such reasonable efforts not to include payment of additional amounts or additional premiums for such waiver).

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26.2	Indemnity Related to the Inter-Party Waiver of Liability

Each Party shall indemnify against and hold harmless the other Party and/or its contractors and subcontractors at any tier (including suppliers of any kind) that are involved in the performance of this Contract, from and against any claim made by the indemnifying Party and/or any of its contractors and subcontractors (including suppliers of any kind) that are involved in the performance of the Contract, or by any person having an interest in the Satellite or Transponder thereon (including customers of Purchaser), or by insurer(s) identified in Article 26.1, resulting from the failure of the indemnifying Party to waive any liability against, or to cause any other person the indemnifying Party is obligated to cause to waive any liability against, the Launch Agency, the other Party or either of their contractors and subcontractors at any tier (including suppliers of any kind) involved in the performance of this Contract.  The Parties shall execute and deliver any instrument that may be reasonably required by the Launch Agency to evidence their respective agreements to be bound by such indemnifications.

26.3	Survival of Obligations

The waiver, indemnification and hold harmless obligations provided in this Article 26 shall survive and remain in full force and effect, notwithstanding the expiration or termination of this Contract.

26.4	Third Party Claims Coverage

With respect to third party liability for death or bodily injury or for the loss of or damage to property that may be sustained, and any consequences thereof, resulting from, or arising in connection with the performance of the Launch Services for the Satellite, Purchaser shall use reasonable efforts to require the Launch Agency to include Contractor (and any other party or entity as Contractor may request) as an additional named insured under all policies of third party claims coverage (or any other program of third party claims coverage, including coverage provided by agencies of any government) that are provided or required to be provided by or through the Launch Agency.

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Article 27 - LIMITATION OF LIABILITY

27.1	Limitation

EXCEPT AS PROVIDED OTHERWISE IN ARTICLES 27.3 AND 27.4, NEITHER PARTY SHALL BE LIABLE DIRECTLY OR INDIRECTLY TO THE OTHER PARTY, TO ITS OFFICERS, DIRECTORS, EMPLOYEES, CONTRACTORS OR SUBCONTRACTORS AT ANY TIER (INCLUDING SUPPLIERS OF ANY KIND), AGENTS OR CUSTOMERS, TO ITS PERMITTED ASSIGNEES OR SUCCESSOR OWNERS OF ANY SATELLITE OR OTHER DELIVERABLE ITEM OR TO ANY OTHER PERSON CLAIMING BY OR THROUGH SUCH OTHER PARTY, FOR ANY AMOUNTS REPRESENTING LOSS OF PROFITS, LOSS OF BUSINESS, OR INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING WITHOUT LIMITATION LOST PROFITS, LOST REVENUES OR COSTS OF RECOVERING A SATELLITE POST-LAUNCH, ARISING FROM OR RELATING TO THE PERFORMANCE OR NONPERFORMANCE OF THIS CONTRACT OR ANY ACTS OR OMISSIONS ASSOCIATED THEREWITH OR RELATED TO THE USE OF ANY ITEMS DELIVERED OR SERVICES FURNISHED HEREUNDER, WHETHER THE BASIS OF SUCH LIABILITY IS BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE OF ANY TYPE (EXCEPT AS PROVIDED IN ARTICLE 27.3 BELOW) AND STRICT LIABILITY), STATUTE OR OTHER LEGAL OR EQUITABLE THEORY.

27.2	Liability

EXCEPT AS PROVIDED OTHERWISE IN ARTICLES 27.3 AND 27.4, IN NO EVENT SHALL CONTRACTOR’S TOTAL LIABILITY ARISING OUT OF OR RELATING TO  THIS CONTRACT EXCEED THE [***] EXCEPT AS PROVIDED OTHERWISE IN ARTICLE 27.3 AND 27.4, IN NO EVENT WILL PURCHASER’S TOTAL LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS CONTRACT EXCEED [***].

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27.3	Gross Negligence and Willful Misconduct

ARTICLE 27.1 SHALL NOT APPLY IN THE EVENT OF A PARTY’S GROSS NEGLIGENCE AND/OR WILLFUL MISCONDUCT IN WHICH CASE SUCH PARTY MAY BE LIABLE AND RESPONSIBLE FOR AMOUNTS REPRESENTING LOST PROFITS, LOSS OF BUSINESS AND THE OTHER DAMAGES DESCRIBED IN ARTICLE 27.1 UP TO AN AMOUNT NOT TO EXCEED IN THE CUMULATIVE MAXIMUM [***] UNITED STATES DOLLARS (US $[***]). THE FOREGOING AMOUNT SHALL BE IN EXCESS OF ANY LIABILITIES SUBJECT TO ARTICLE 27.2.

27.4	Indemnities/Proprietary Information

ARTICLES 27.1 AND 27.2 SHALL NOT APPLY TO LIABILITY ARISING UNDER ARTICLES 19 (INTELLECTUAL PROPERTY INDEMNITY), 20 (INDEMNIFICATION) (AND IN BOTH CASES ONLY AS TO LIABILITIES ADJUDICATED (OR PROVIDED IN SETTLEMENT OF THE MATTER) TO BE OWING TO THE THIRD PARTY CLAIMANT AS WELL AS COSTS AND EXPENSES INCURRED IN DEFENDING OR SETTLING SUCH CLAIMS), AND 26.2 (INDEMNITY RELATED TO THE INTER-PARTY WAIVER OF LIABILITY).

27.5	Survival

THIS ARTICLE 27 SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS CONTRACT FOR WHATEVER CAUSE.

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Article 28 - DISCLOSURE AND HANDLING OF PROPRIETARY INFORMATION

28.1	Definition of Proprietary Information

For the purpose of this Contract, "Proprietary Information" means all confidential and proprietary information (other than Deliverable Data, which is subject to the provisions of Article 39) in whatever form transmitted, that is disclosed or made available directly or indirectly by such Party (hereinafter referred to as the "disclosing party") to the other Party hereto (hereinafter referred to as the "receiving party") and: (i) is identified as proprietary by means of a written legend thereon or (ii) if disclosed orally, is identified as proprietary at the time of initial disclosure and then summarized in a written document, with the Proprietary Information specifically identified, that is supplied to the receiving party within ten (10) days of initial disclosure.  Proprietary Information shall not include any information disclosed by a Party that (i) is already known to the receiving party at the time of its disclosure, as evidenced by written records of the receiving party, without an obligation of confidentiality at the time of disclosure; (ii) is or becomes publicly known through no wrongful act of the receiving party; (iii) is independently developed by the receiving party as evidenced by written records of the receiving party; or (iv) is rightfully obtained by the receiving party from any third party without restriction and without breach of any confidentiality obligation by such third party.

28.2	Terms for Handling and Use of Proprietary Information

Subject to Article 28.1, for a period of ten (10) years after receipt of any Proprietary Information, the receiving party shall not disclose Proprietary Information that it obtains from the disclosing party to any person or entity except its employees, Affiliates (which, in the case of Purchaser Proprietary Information is not a direct competitor of the Purchaser, and in the case of Contractor Proprietary Information is not a Competitor), attorneys, agents, representatives, subcontractors, consultants, financing entities, insurers, potential and actual business partners, potential or actual sources of financing and persons or entities who are engaging either Party in a potential or actual merger, acquisition or other corporate or securities transaction (who/which in all cases involving Purchaser Proprietary Information are not direct competitors of the Purchaser, and in all cases involving Contractor Proprietary Information is not a Competitor or an employee of a Competitor)  (collectively referred to as “Representatives”) who have a need to know, who have been informed of and have agreed in writing to abide by the receiving party’s

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obligations under this Article 28 (or are otherwise subject to confidentiality obligations consistent with the obligations set forth herein), and who are authorized pursuant to applicable U.S. export control laws and licenses or other approvals to receive such information.  The receiving party shall use not less than the same degree of care to avoid disclosure of such Proprietary Information as it uses for its own Proprietary Information of like importance; but in no event less than a reasonable degree of care.  Contractor shall use Proprietary Information of Purchaser only for the purpose of performing the Contractor’s obligations under this Contract, or as the Purchaser otherwise authorizes in writing.  Purchaser shall use the Proprietary Information of Contractor only (i) for the purpose of performing the Purchaser’s obligations under this Contract, or (ii) in connection with the license rights granted to Purchaser pursuant to Article 39.2(A), or (iii) as the Contractor otherwise authorizes in writing.  For purposes of this Article 28, the receiving party shall be liable for the acts of its Representatives to the same extent as if such acts of Representatives had been committed by the receiving party.

28.3	Legally Required Disclosures

Notwithstanding the foregoing, in the event that the receiving party becomes legally compelled to disclose Proprietary Information of the disclosing party (including disclosures necessary or in good faith determined to be reasonably necessary under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended), the receiving party shall, to the extent practicable under the circumstances, provide the disclosing party with written notice thereof so that the disclosing party may seek a protective order or other appropriate remedy, or to allow the disclosing party to redact such portions of the Proprietary Information as the disclosing party reasonably deems appropriate.  In any such event, the receiving party will, to the extent practicable, disclose only such information as it reasonably determines is legally required, and will cooperate with the disclosing party (at the disclosing party’s expense) to seek proprietary treatment for any Proprietary Information being disclosed and that is excludable under applicable law.  Purchaser hereby provides notice to Contractor that Purchaser must disclose this Contract pursuant to the securities and communications laws of the United States, and confirms that it will consider in good faith any reasonable and timely requests for redaction from Contractor.

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28.4           Return of Confidential Information

Upon the request of the Party having proprietary rights to Proprietary Information, the other Party in possession of such Proprietary Information shall promptly return such Proprietary Information (and any copies, extracts, and summaries thereof) to the requesting Party, or, with the requesting Party's written consent, shall promptly destroy such materials (and any copies, extracts, and summaries thereof), except for one (1) copy which may be retained for legal archive purposes, and shall further provide the requesting Party with written confirmation of same; provided, however, where both Parties have proprietary rights in the same Proprietary Information, a Party shall not be required to return such information to the other Party.  Nothing in this Article 28.4 shall require a Party to return or destroy computer files or records containing Proprietary Information but only if and to the extent such files or records were created in the ordinary course of business pursuant to such Party’s automatic archiving and back-up procedures for computerized or word-processed records.  The rights and obligations of the Parties under this Article shall survive any return or destruction of Proprietary Information.

28.5	No License

Except as expressly provided in this Contract, nothing in this Contract shall be construed as granting the receiving party whether by implication, estoppel, or otherwise, any license or any right to use any Proprietary Information received from the disclosing party, or use any patent, trademark, or copyright now or hereafter owned or controlled by the disclosing party.

28.6	Injunctive Relief

The Parties agree that, in addition to any other rights and remedies that exist under this Contract, in the event of a breach or threatened breach of this Article 28, the disclosing party shall be entitled to seek an injunction prohibiting any such breach. The Parties acknowledge that Proprietary Information is valuable and unique and that disclosure in breach of this Article may result in irreparable injury to the disclosing party.

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Article 29 -  CONTRACT TECHNOLOGY ESCROW

29.1	Segregation of Contract Technology/Escrow.

29.1.1
The Parties have entered into an escrow agreement (the “Escrow Agreement”), dated as of EDC, in the form attached hereto as Exhibit F ([***]).  Pursuant to the terms of the Escrow Agreement, Contractor shall deliver to the escrow agent copies of all Contract Technology, and shall update such escrow [***].  Purchaser shall pay [***] fees associated with establishing and maintaining the Escrow Agreement, and Contractor, at no charge to Purchaser, shall be responsible for gathering and depositing the Contract Technology into the escrow. Purchaser shall be responsible for all escrow agent fees incurred in connection with the withdrawal of Contract Technology under the Escrow Agreement, once established.

29.1.2	Contractor represents and warrants that the Contract Technology kept at Contractor’s facilities and delivered into escrow under the Escrow Agreement:

(i)
will comprise all of the Contract Technology (including the source code language statement for any and all applicable Software) to the extent its retention is consistent with Contractor’s normal retention policies;

(ii)	will be kept current, including all updates needed to maintain compliance with the terms of this Contract; and

(iii)	will be in a form suitable for reproduction by Purchaser.

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Article 30 - PUBLIC RELEASE OF INFORMATION

30.1	Generally

Either Party intending to disclose publicly, whether through the issuance of news releases, articles, brochures, advertisements, prepared speeches or other information releases, information concerning this Contract, the financial details of this Contract or Proprietary Information of the other Party regarding the Work shall obtain the prior written approval of the other Party with respect to the content and timing of such issuance, which approval shall not be unreasonably denied, delayed or withheld.

30.2	Exceptions

The obligations set forth in Article 30.1 shall not apply to the following:

a.	information that is publicly available from any governmental agency or that is or otherwise becomes publicly available without breach of this Contract; and

b.
internal publications or releases which are clearly marked as not intended for the public at large, provided such internal publications or releases do not disclose financial details of the Contract or Proprietary Information of the other Party.

c.
disclosure required by applicable law or regulation, including without limitation, disclosure required by the Securities and Exchange Commission or the Nasdaq Stock Market or any other securities exchange on which the securities of a Party or its Affiliate is then trading.

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Article 31 - NOTICES

31.1	Written Notification

Each notice or correspondence required or permitted to be given or made hereunder shall be in writing (except where oral notice is specifically authorized) to the respective addresses and facsimile numbers and to the attention of the individuals set forth below, and any such notice or correspondence shall be deemed given on the earlier to occur of (i) actual receipt, irrespective of whether sent by post, facsimile transmission, overnight courier or other method, and (ii) seven (7) days after mailing by registered or certified mail, return receipt requested, postage prepaid.

In the case of Purchaser:
    Hughes Network Systems, LLC
    11717 Exploration Lane
    Germantown, MD 20876
    Attn:  General Counsel
    Fax No.: 301-428-2818

    With a separately delivered copy to:
       Hughes Network Systems, LLC
       11717 Exploration Lane
       Germantown, MD 20876
       Attn:  Jupiter Program Manager
       Fax No.: 301-428-7066

Use or disclosure of the data contained on this sheet is subject to the restriction on the title page.

In the case of Contractor:

Space Systems/Loral, Inc.
3825 Fabian Way
Palo Alto, CA 94303-4697
Attn.: Contract Manager, Stephen Smith
Facsimile No.: 650-852-9864

With a separately delivered copy to:
Space Systems/Loral, Inc.
3825 Fabian Way
Palo Alto, CA 94303-4697
Attn.: Program Manager, Lucio Caporicci
Facsimile No.: 650-852-9864

31.2	Change of Address

Either Party may from time to time change its notice address or the persons to be notified by giving the other Party written notice (as provided above) of such new information and the date upon which such change shall become effective.

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Article 32 - RISK MANAGEMENT SERVICES

32.1	Purchaser Responsibility

Purchaser shall be responsible for procuring any Launch and In-Orbit Insurance Policy covering the risks of loss or damage to the Satellite from and after Intentional Ignition (the “Launch and In-Orbit Insurance Policy”).

IN NO EVENT SHALL PURCHASER DISCLOSE OR TRANSFER CONTRACTOR-PROVIDED TECHNICAL INFORMATION OR PROVIDE TECHNICAL/DEFENSE SERVICES BASED ON CONTRACTOR-FURNISHED TECHNICAL INFORMATION TO NON-U.S. PERSONS INCLUDING INSURANCE BROKERS OR UNDERWRITERS OR OTHER NON-U.S. PERSONS OR ENTITIES (AS DEFINED IN 22 CFR SECTION 120.15 AND SECTION 120.16) WITHOUT CONTRACTOR’S PRIOR WRITTEN APPROVAL (SUBJECT TO ARTICLE 32.2) AND, WHERE REQUIRED, PRIOR APPROVAL OF THE U.S. GOVERNMENT.

32.2	Contractor Support

At Purchaser’s request, Contractor shall perform the various insurance support activities described in Exhibit A, Statement of Work and in this Article 32 on behalf of Purchaser (including any applicable Purchaser Associates).  Subject to Article 7 and Article 28, Contractor, at no additional charge to Purchaser (including Purchaser Associates) hereunder, shall furnish Purchaser (or Purchaser Associates, their respective underwriters and insurers, as required to comply with applicable laws, regulations and authorizations) with such information regarding the Satellite as is requested by the insurers and as is customary and normal to support and assist Purchaser (including any applicable Purchaser Associates) in obtaining and maintaining a Launch and In-Orbit Insurance Policy or subsequent satellite in-orbit insurance policies for the Satellite including but not limited to:  (i) providing a comprehensive presentation package on the Satellite and the Launch Vehicles, suitable for presentation to the space insurance brokers and underwriters; (ii) supporting all necessary associated presentations (oral, written or otherwise), including attendance and participation in such presentations where requested by Purchaser; (iii) providing on a timely basis all reasonable and appropriate technical information, data and documentation; (iv) providing documentation and answers to insurer and underwriter inquiries; and (v) obtaining and maintaining any

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agreements and other approvals that are required (e.g., those agreements and approvals required pursuant to Article 7.3) for Purchaser’s potential insurance providers to have access to all information required by such potential providers. Notwithstanding Article 28, Disclosure and Handling of Proprietary Information and Article 30, Public Release of Information, but subject to Article 7, Purchaser may disclose this Contract to its insurers, provided that Purchaser has entered into binding agreements with such insurers that limits the disclosure and use of such Contract on terms comparable to those contained herein.

32.3           Claims Support

Subject to Article 7 and Article 28, Contractor, at no additional charge to Purchaser, shall cooperate with and provide reasonable and customary support to Purchaser (including Purchaser Associates) in making and perfecting claims for insurance recovery and as to any legal proceeding as may be brought by Purchaser [***] associated with any claim for Satellite insurance recovery.  Contractor shall furnish Purchaser (including Purchaser Associates) with any information that may be reasonably required to prepare and present any insurance claim regarding the Satellite.

32.4           Contractor Insurance Requirements

During the period from EDC until Intentional Ignition (and in the event of a Terminated Ignition, until the subsequent Intentional Ignition where Contractor re-acquires title and risk of loss to the Satellite as provided in Article 12.1), Contractor shall obtain and maintain, at its own expense, insurance coverage (the "Ground Insurance")  against all risks of loss, including earthquake and other natural disasters, and damage to the Satellite and its Components in an amount sufficient to cover the greater of: (i) the Contractor’s full replacement value of the Satellite; and (ii) the amounts paid by Purchaser with respect to the Satellite. Such insurance shall be on reasonable and customary terms and shall include: (w) coverage for removal of debris, and insuring the structures, machines, equipment, facilities, fixtures and other properties constituting part of the project, (x) transit coverage, including ocean marine coverage (unless insured by the supplier), (y) off-site coverage for any key equipment, and (z) off-site coverage covering any property or equipment not stored on the construction site. The deductible for such insurance shall not exceed [***] U.S. dollars (U.S. $[***]). Contractor shall have Purchaser and/or its designees named as an additional named insured on such

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insurance policy(ies) to the extent of their interest(s). Prior to commencing the Work, and whenever requested by Purchaser, Contractor agrees to furnish to Purchaser certificates of insurance evidencing that insurance required under this Article is in full force and effect.

Without limiting the generality of the foregoing, and to the extent Contractor is required to change material terms and conditions of such Ground Insurance, Contractor shall notify Purchaser in advance (including by way of instructing its Ground Insurance providers to provide such notice directly to Purchaser) of any change to any material terms and conditions of said policies of insurance which are relevant to this Contract, and, if any such change is made without Purchaser’s consent (not to be unreasonably withheld), Contractor shall be obligated to procure supplemental insurance coverage, subject to availability, to comply with the insurance obligations set forth above. Contractor shall provide certificates of insurance which shall contain an endorsement setting forth that the insurer cannot terminate or materially amend the provisions of the insurance without prior written notification to Purchaser at least [***] days before such termination or amendment. If, after being requested in writing by Purchaser to do so, Contractor fails to produce evidence of compliance with Contractor’s insurance obligations hereunder within fourteen (14) days, Purchaser may effect and maintain the insurance and pay the premiums, and Contractor, at no charge, shall provide reasonable cooperation as requested by Purchaser. The premiums paid by Purchaser shall be a debt due and payable from Contractor to Purchaser, or Purchaser, at its option, may elect to offset payments due Contractor.

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Article 33 - ORDER OF PRECEDENCE

In the event of conflict among the terms of this Contract (Preamble, Recitals, and Articles 1 to 40) and the Exhibits, the following order of decreasing precedence shall apply:

o Contract terms and conditions	(Preamble, Recitals and Articles 1 through 40)
o Exhibit E	Price and Payment Plan
o Exhibit F	Escrow Agreement
o Exhibit A	Statement of Work
o Exhibit B	Satellite Performance Specification
o Exhibit C	Product Assurance Plan
o Exhibit D	Satellite Test Plan

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Article 34 - GENERAL

34.1	Assignment

34.1.1	General. This Contract may not be assigned, either in whole or in part, by either Party without the express written approval of the other Party, not to be unreasonably withheld or delayed.

34.1.2
By Purchaser.  Notwithstanding the above, by written notice to Contractor, Purchaser may at any time assign or transfer this Contract or all its rights, duties, or obligations hereunder without Contractor’s approval (i) in connection with obtaining financing for the Satellite; or (ii) to any entity (provided such entity is not a Competitor of Contractor) that either (A) has, or has access to, sufficient financial resources to fulfill Purchaser’s obligations under this Contract or (B) has, [***], equivalent or greater financial resources as Purchaser; or (iii) [***] in furtherance of a cure of Purchaser’s default in accordance with Article 23.2.5; provided in each case the assignee, transferee, or successor of Purchaser expressly assumes all the obligations of Purchaser and all terms and conditions applicable to Purchaser under this Contract.  After any such assignment, Purchaser shall have no further obligations hereunder, other than as provided in Article 34.13 which shall continue to be binding on Purchaser.

34.1.3
By Contractor.  Notwithstanding Article 34.1.1, by written notice to Purchaser, Contractor may assign or transfer this Contract or all of its rights, duties, or obligations hereunder to: (i) any Affiliate of Contractor that has equivalent or greater financial resources as Contractor (provided that such Affiliate is not a competitor of Purchaser) and has the ability to perform all of Contractor’s obligations hereunder; or (ii) any person in connection with the sale, transfer, merger, assignment or other reorganization affecting Contractor or all (or substantially all) of Contractor’s assets or capital stock, whether by way of merger, consolidation, or otherwise; provided that in each case the assignee, transferee, or successor of Contractor has acquired directly or indirectly all or substantially all of the assets and relevant personnel of Contractor, and has expressly assumed all the obligations of Contractor and all terms and conditions applicable to Contractor under this Contract.

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34.1.4
Security Interests.  Either Party, upon prior written notice to the other Party, may grant security interests in its rights hereunder to lenders that provide financing for the performance by such Party of its obligations under this Contract or for the subject matter hereof.  In the event that either Party is sold to or merged into another entity, its responsibilities under this Contract shall not be altered and the successor organization shall be liable for performance of such Party’s obligations under this Contract.

34.2	Binding Effect

This Contract shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  Assignment of this Contract shall not relieve the assigning Party of any of its obligations nor confer upon the assigning Party any rights except, in each case, as provided in this Contract.

34.3	Severability

If any provision of this Contract is declared or found to be illegal, unenforceable or void, the Parties shall negotiate in good faith to agree upon a substitute provision that is legal and enforceable and is as nearly as possible consistent with the intentions underlying the original provision.  If the remainder of this Contract is not materially affected by such declaration or finding and is capable of substantial performance, then the remainder shall be enforced to the extent permitted by law.

34.4	Waiver of Breach of Contract

A waiver of any provision or any breach of a provision of this Contract shall not be binding upon either Party unless the waiver is in writing, signed by a duly authorized representative of the Party to be bound, as applicable, and such waiver shall not affect the rights of the Party not in breach with respect to any other or future breach.  No course of conduct by a Party shall constitute a waiver of any provision or any breach of a provision of this Contract unless a written waiver is executed in accordance with the provisions of this Article 34.4.

34.5	Amendments

This Contract, including any and all its Exhibits, may not be modified except by written instrument of subsequent date signed by an officer of Contractor, or another person

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designated in writing by any such officer to sign such an instrument, and an authorized officer of Purchaser, or another person designated in writing by any such authorized officer of Purchaser to sign such an instrument.

34.6	Captions

The captions contained herein are for purposes of convenience only and shall not affect the construction of this Contract.

34.7	Relationships of the Parties

It is expressly understood that Contractor and Purchaser intend by this Contract to establish the relationship of independent contractors only, and do not intend to undertake the relationship of principal and agent or to create a joint venture or partnership or any other relationship, other than that of independent contractors, between them or their respective successors in interests.  Neither Contractor nor Purchaser shall have any authority to create or assume, in the name or on behalf of the other Party, any obligation, express or implied, or to act or purport to act as the agent or the legally empowered representative of the other Party, for any purpose whatsoever.

34.8	Entire Agreement

This Contract, including all its Exhibits, represents the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations and agreements with respect to the subject matter hereof, which cease to have any further force or effect.

34.9	Standard of Conduct

Both Parties agree that all their actions in carrying out the provisions of this Contract shall be in compliance with applicable laws and regulations and neither Party will pay or accept bribes, kickbacks or other illegal payments, or engage in unlawful conduct.

34.10	Construction

This Contract, including all its Exhibits, has been drafted jointly by the Parties and in the event of any ambiguities in the language hereof, there shall be no inference drawn in favor of or against either Party.

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34.11	Counterparts

This Contract may be signed in any number of counterparts with the same effect as if the signature(s) on each counterpart were upon the same instrument.

34.12	Applicable Law

This Contract shall be interpreted, construed and governed, and the rights of the Parties shall be determined, in all respects, according to the laws of the State of New York without reference to its conflicts of laws rules other than Section 5-1402 of the New York General Obligations Law.

34.13	Survival

Termination or expiration of this Contract for any reason shall not release either Party from any liabilities or obligations set forth in this Contract that (i) the Parties have expressly agreed shall survive any such termination or expiration or (ii) remain to be performed and/or by their nature would be intended to be applicable following any such termination or expiration.

34.14	U.N. Convention on the International Sales of Goods

The U.N. Convention on the International Sales of Goods shall not apply or otherwise have any legal effect with respect to this Contract.

34.15	Third-Party Beneficiaries

This Contract is entered into solely between Purchaser and Contractor, and may be enforced only by Purchaser and Contractor and their permitted assigns, and is not intended to confer any further benefits or rights beyond those expressly given; this Contract shall not be deemed to create any rights in, or liabilities to, third parties, including suppliers, customers, [***] and owners of a Party, or to create any obligations of a Party to any such third parties, none of which may enforce any provision in this Contract, without limitation.  Contractor and Purchaser expressly reserve the right to modify, amend, terminate or otherwise modify, any provision in this Contract, including those that mention [***], without the consent of, or notice to, any third party, including [***].

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Article 35 - GROUND STORAGE

35.1	Notification

Purchaser may direct Contractor in writing to store the Satellite after completion of SPSR.  If so directed Contractor shall store the Satellite and related equipment for up to three (3) years (“Ground Storage”) in accordance with Article 35.2 below.

35.2	Storage Location

Ground Storage shall be performed at Contractor’s own facility and shall be conducted in accordance with the satellite storage plan set forth in Section 10.2 of the Program Management Plan.

35.3	Storage Costs

Subject to Article 35.4, Purchaser shall pay Contractor for any Ground Storage in excess of [***] at the rate of [***] US Dollars ($[***]) per month (which shall include all insurance costs) plus the Actual Costs of any post-storage re-verification testing that is required due to the Satellite being in Ground Storage in excess of [***].  In addition, Contractor shall begin to earn its Orbital Performance Incentives thirty (30) days after the date the Spacecraft is placed in Ground Storage, and Purchaser shall begin making the quarterly payments of earned Orbital Performance Incentives at the end of the [***] full calendar month thereafter.  While the Satellite is in storage, the Satellite shall be deemed to have no Transponder Failures for purposes of calculating Orbital Performance Incentives.  The foregoing shall be Purchaser’s sole liability for Storage Costs.

35.4	Equitable Allocation of Storage Costs

Notwithstanding the foregoing, in the event that Ground Storage is required primarily due to the fault of, or reasons attributable to, Contractor, all Storage Costs (including insurance costs) shall be borne by Contractor and Orbital Performance Incentives shall not be payable during the period of Ground Storage, provided that Purchaser schedules with the Launch Agency the next available Launch opportunity that is reasonably satisfactory to Purchaser and which is consistent with the Satellite’s availability for Launch.  In the event the Satellite is initially placed in Ground Storage due to the fault of Contractor, but Purchaser does not schedule with the Launch Agency the next available Launch opportunity reasonably satisfactory to Purchaser and which is consistent with the Satellite’s availability for Launch: (A) Contractor shall be responsible for all Storage costs

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for the period of time up to the next available Launch opportunity reasonably satisfactory to Purchaser and which is consistent with the Satellite’s availability for Launch, plus [***] (the “Free Storage Period”); (B) Purchaser shall be responsible for payment of those amounts set forth in paragraph 35.3, above, for the period of Ground Storage beginning with the first day after the end of the Free Storage Period; and (C) Orbital Performance Incentives shall begin to accrue on the day following the Free Storage Period.

35.5	Payment of Storage Costs

Payments of Storage Costs in excess of [***] storage shall be made on the last day of each month for the prior month’s storage, provided an invoice is received at least thirty days prior to the payment date.

35.6	Title and Risk of Loss

Title and risk of loss to the Satellite delivered for Ground Storage shall remain with Contractor at the storage site. Contractor shall assume full responsibility for any loss or damage to the Satellite during Ground Storage.

35.7	Notification of Intention to Launch a Previously Stored Satellite

In the event a Satellite is placed in Ground Storage, Purchaser shall notify Contractor in writing when the Satellite should be removed from Ground Storage and delivered to the Launch Site.  This notification must be received by Contractor not less than three (3) months, or such shorter period as is reasonably acceptable to Contractor, prior to the scheduled date for Launch of the Satellite.

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Article 36 -[***]

36.1	[***]

[***]

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Article 37 - CONTRACTOR PERSONNEL

37.1	Contractor Personnel

The Contractor will assign only properly qualified and experienced personnel to the Work contemplated under the Contract, and Contractor shall use reasonable efforts to retain such personnel on the Work for its duration. At the reasonable request of Purchaser, Contractor shall not use, and shall not permit any Subcontractor to use, in the performance of the Work any personnel deemed by Purchaser to be abusive, disorderly, incompetent, careless, unqualified to perform the Work assigned, or otherwise unsatisfactory to Purchaser. Without limiting the generality of the foregoing, Contractor shall, within ten (10) Business Days after receiving notice from Purchaser, remove from the performance of the Work, and, as soon as is reasonably practicable, replace, any personnel of Contractor or any Subcontractor who is performing any portion of the Work, if Purchaser reasonably believes that such personnel is creating a risk to the timely or safe completion of the Work in accordance with this Contract.

37.2	Key Personnel as of EDC

Personnel assigned to the following positions shall be considered “Key Personnel,” and, as of the date of EDC, shall be filled by the following Contractor employees:

a) the Contractor’s Program Manager: [***];
b) the Contractor’s Contracts Manager: [***];
c) the Contractor’s Systems Engineering Manager: [***];
d) the Contractor’s Payload Manager: [***]; and
e) Contractor’s Integration and Test Manager: [***].

Purchaser may from time to time change the positions designated as Key Personnel under this Contract on sixty (60) days notice to Contractor and with mutual agreement of the Contractor, not to be unreasonably withheld or delayed.

37.3	Assignment of Key Personnel

Contractor shall assign individuals only from within Contractor’s organization to fill the Key Personnel positions. All Key Personnel shall have significant and reasonable relevant experience and expertise. Before assigning an individual to any Key Personnel

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position, whether as an initial assignment or a subsequent assignment, Contractor shall notify Purchaser of the proposed assignment, shall introduce the individual to Purchaser (and, upon request of Purchaser, provide Purchaser with the opportunity to interview the individual) and shall provide Purchaser with a resume and other information reasonably requested by Purchaser. If Purchaser in good faith objects to the proposed assignment within fifteen (15) Business Days after being notified thereof, Contractor shall not assign the individual to that position and shall propose to Purchaser the assignment of another individual of suitable qualifications and experience, the criteria of which are to be mutually agreed by Purchaser and Contractor acting reasonably. Should the individuals filling the positions of Key Personnel leave such positions for whatever reason, Contractor shall follow the procedure set forth in this Article to assign replacement personnel. Key Personnel shall not be assigned to other duties without the Purchaser giving prior written consent.

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Article 38 -SUBCONTRACTS

38.1	Major Subcontracts

Contractor shall select Major Subcontractors subject to Purchaser’s prior written approval, and Purchaser shall be provided with complete copies of all Major Subcontracts ([***]) promptly upon execution thereof. For purposes of this Contract, a “Major Subcontract” shall be any Subcontract that has a contract value of at least [***] US dollars ($[***]), or, in the event Contractor issues Subcontracts therefor, for those items set forth below. In the event Contractor or any Subcontractor desires to terminate any Major Subcontractor or to substitute Subcontractors on any Major Subcontract, Contractor shall first notify Purchaser in writing. To the extent that the Contractor elects to procure the following items from Subcontractors, those Subcontractors shall be Major Subcontractors: [***].

38.2	No Privity of Contract

Subject to the provisions of this Article, Contractor shall have the right to use such Subcontractors as may be necessary to perform the Work under this Contract. Nothing in this Contract shall be construed as creating any contractual relationship between Purchaser and any Subcontractor. Contractor is fully responsible to Purchaser for the acts or omissions of Subcontractors and of any other parties used by Contractor or a Subcontractor in connection with the performance of the Work. Any failure by a Subcontractor to meet its obligations to Contractor shall not constitute a basis for Force Majeure (except where such failure is itself a Force Majeure event), and shall not relieve Contractor from meeting any of its obligations under this Contract. Notwithstanding anything to the contrary herein, Purchaser’s acknowledgment or approval of any Major Subcontractor or Subcontractor shall not relieve Contractor from any of its obligations or responsibilities under this Contract.

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Article 39 - INTELLECTUAL PROPERTY

39.1	Ownership

A.	Subject to the licenses granted to Purchaser in Article 39.2, Contractor shall retain and own all rights, title and interest in and to all Contractor Intellectual Property.

B.	Subject to the licenses granted to Contractor in Article 39.2, Purchaser shall retain and own all rights, title and interest in and to all Purchaser Intellectual Property.

39.2	Licenses and Restrictions

A.
Contractor grants to Purchaser ([***]) a nonexclusive, perpetual, irrevocable, royalty-free, license, with the right to sublicense, except to Competitors, subject to the same limitations applicable to Purchaser to Exploit the Contractor Intellectual Property.  Any sublicense granted under this Article 39.2(A) shall be in writing and Contractor shall be provided with complete copies of such sublicense promptly upon grant thereof.  Purchaser shall be liable for the acts of its sublicensees to the same extent as if such acts of sublicensees had been committed by Purchaser.

[***].

B.
(i) Subject to the terms of this Contract, Purchaser grants to Contractor a nonexclusive, nontransferable, nonassignable, royalty-free license, only during the term or until termination of this Contract, with no right to sublicense (except to Subcontractors), under the Purchaser Intellectual Property solely for the purposes of Contractor’s performance of the Work under this Contract and for no other purposes whatsoever. Any sublicense granted under this Article 39.2(B) shall be in writing. Contractor shall be liable for the acts of its sublicensees to the same extent as if such acts of sublicensees had been committed by Contractor.

C.	Neither Party shall have a license to use the trademarks or service marks of the other Party without such other Party’s express written consent.

D.	There are no implied licenses under this Contract, and any rights not expressly granted by a Party to the other Party hereunder shall be reserved by such Party.

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Each Party agrees not to reverse engineer the Intellectual Property of the other Party provided to such Party in connection herewith. Each Party agrees not to file for patents covering the Intellectual Property Rights owned by the other Party hereto.

E.
Contractor shall make reasonable efforts to secure for Purchaser from each Major Subcontractor entering into a subcontract on or after EDC at least the same rights with respect to such Major Subcontractor’s Intellectual Property as are provided to Purchaser in this Article 39 with respect to Contractor Intellectual Property (such reasonable efforts not to include payment of additional amounts for such rights).

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Article 40 - FINANCING REQUIREMENTS

The Parties recognize this Contract may be financed or funded either wholly or partially involving external sources. Notwithstanding anything to the contrary in this Contract, except for restrictions and conditions set forth in Article 7 and Article 28, Purchaser and Contractor may provide to any Financing Entity any information (including, without limitation, this Contract) that such Financing Entity reasonably requires. Purchaser and Contractor agree to negotiate in good faith and issue such documents as may be reasonably required by any Financing Entity to implement such financing, including a contingent assignment of this Contract to such Financing Entity, under customary terms reasonably acceptable to Contractor and Purchaser, and to the extent applicable, subject to the provisions of Article 16 hereof and to any limitations as may be imposed by operation of Article 13.13 hereof.

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Article 41 - SECURITY INTEREST

41.1           Security Interest

41.1.1
Collateral.  As collateral security for payment and performance by Contractor of all obligations of Contractor to or for the benefit of Purchaser under this Contract, as well as all damages to which Purchaser may be entitled as a result of any breach of this Contract (all of such obligations, the “Secured Obligations”), Contractor hereby grants to Purchaser a security interest (the “Security Interest”) in all of Contractor's right, title and interest in, to and under the following property, whether owned as of EDC or thereafter acquired by Contractor and whether existing on EDC or thereafter coming into existence (collectively, the “Collateral”):

a.	The following [***]; and

b.	all [***].

41.1.2	Contractor Actions in Support of Grant of Security Interest. In furtherance of the grant of the Security Interest, Contractor:

a.
shall give, execute, deliver, file, record, obtain, and authorize all financing statements, intellectual property security agreements, and any other notices, instruments, agreements and documents, and Contractor shall take such other action as reasonably requested by Purchaser (1) to create, perfect, validate and preserve the Security Interest and the priority thereof or (2) to enable Purchaser to exercise and enforce its rights hereunder with respect to such pledge, grant and Security Interest, and, in the event the Protocol of Space Assets to the Cape Town Convention on Mobile Goods (the “Protocol”) is ratified by the United States and becomes effective, Contractor shall take all action required thereunder to protect and preserve the Security Interest of Purchaser hereunder;

b.	shall indicate in its corporate records the Security Interest that Purchaser has in the Collateral [***];

c.	hereby authorizes Purchaser to file UCC-1 financing statements with respect to the Security Interest;

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d.	[***];

e.	[***];

f.	[***]; and

g.	[***].

41.1.3
Contractor Representations and Warranties in Support of Grant of Security Interest.  Contractor represents and warrants that the Security Interest constitutes a legal, valid and enforceable security interest therein and upon the filing of UCC-1 financing statements in the office of the Secretary of State of Delaware will be a first priority perfected security interest in those items that can be perfected by filing under the UCC subject to no other liens or security interests other than Junior Liens (as defined below), [***].  Contractor further represents and warrants that it is duly organized as a corporation solely under the laws of the State of Delaware, and that its full legal name is set forth is as set forth on the signature pages hereof.  Contractor further represents and warrants that as of the date hereof, no authorization, approval, or other action by, and no notice to or filing with, any U.S. governmental authority or regulatory body is required for either (i) the grant of the Security Interest hereunder, or (ii) the exercise by Purchaser of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or provided for by applicable law), except for the filing of UCC-1 financing statement in the State of Delaware, any filings under federal statutes in respect of Intellectual Property Rights, any filings to perfect the Security Interests under laws outside the United States, any filings to perfect security interests under provisions other than the UCC, and any actions in connection with enforcement rights required under applicable export restrictions and security regulations.

41.1.4
Junior Liens.  On and after EDC, Contractor shall not lend, rent, lease, transfer or otherwise dispose of any portion of the Collateral or any right, title or interest therein except to Purchaser pursuant to the Contract and Contractor shall keep such Collateral free from any security interest, lien, encumbrance or claim.  Notwithstanding the foregoing, Contractor shall be permitted to grant [***] of Contractor and its Affiliates from time to time, including reimbursement

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obligations in respect of letters of credit (collectively, “Permitted Debt”), provided that the terms of such Junior Liens shall be expressly subordinated to the Security Interest and otherwise be acceptable to Purchaser.  Prior to granting any Junior Lien on the Collateral ([***]), Contractor shall provide written notice to Purchaser describing the circumstances of such Junior Lien (including the identity of the proposed holder of such Junior Lien and the nature of the Permitted Debt).  Within ten (10) Business Days after receipt of such notice, Purchaser shall give notice to Contractor whether such proposed Junior Lien is acceptable to Purchaser in its reasonable discretion and, if acceptable, provide the terms for such Junior Lien that would be reasonably acceptable to Purchaser.  [***].

41.1.5
Periodic Inventory.  Upon the reasonable request of Purchaser (not to occur more often than [***]), Contractor shall provide Purchaser a written inventory describing the [***] as of the time of such request.

41.1.6
Exercise of Rights.  On and after EDC, Purchaser shall have and be entitled to exercise all the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the UCC is in effect in the jurisdiction where Purchaser asserts the rights and remedies) and such additional rights and remedies as provided in this Contract.  Effective at the moment at which Purchaser is entitled to terminate the Contract pursuant to Article 23.1.1 ([***]), Purchaser shall have the right, subject to applicable export control restrictions and security regulations, to take possession of the Collateral or any part thereof upon ten (10) days notice to Contractor, and, subject to applicable export control restrictions and security regulations, Contractor shall assemble the Collateral in the location or locations specified by Purchaser and give Purchaser access to Contractor’s premises for purposes of inspecting and/or removing any or all of the Collateral.  [***].

41.1.7
Sale of Collateral.  If the Proceeds of sale, collection or other realization of or upon the Collateral are insufficient to cover the Secured Obligations, Contractor shall remain liable for any deficiency.  Purchaser shall not incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Article 41.1.6 conducted in a commercially reasonable manner and

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otherwise in compliance with the UCC and applicable export control restrictions.  Contractor hereby waives any claims against Purchaser arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if Purchaser accepts the first offer received and does not offer the Collateral to more than one offeree, so long as the sale was conducted in a commercially reasonable manner.  Purchaser may be the purchaser of any or all of the Collateral at any public or private (to the extent any portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or subject of widely distributed standard price quotations) sale in accordance with the UCC, at a price as determined in accordance with Article 23.1.3, and Purchaser shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any part of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Purchaser at such sale.  Purchaser may sell the Collateral without giving any warranties as to the Collateral.  Purchaser may specifically disclaim or modify any warranties of title or the like.  This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.  Notwithstanding any Junior Liens, Purchaser shall have no obligation to marshal any of the Collateral.

41.1.8
Application of Proceeds.  Except as otherwise herein expressly provided and except as provided below in this Article 41.1.8, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, [***]: (i) first, to the payment of the costs and expenses of such collection, sale or other realization; (ii) second, to the payment in full of the amounts due to Purchaser as set forth in Article 23.1.2, (iii) third, to satisfy any other Secured Obligations, (iv) fourth, to the payment of any Junior Liens secured by such Collateral, and (v) fifth, to the payment to the Contractor, or its respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.  Notwithstanding anything to the contrary in this Contract, the Proceeds from the sale, disposition or other realization of the

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Collateral may be applied to the payment of Secured Obligations only to the extent expressly set forth in this Article 41.1.8.

41.1.9
Appointment as Attorney in Fact.  On and after EDC, without limiting any rights or powers granted by Article 41 to Purchaser, while Purchaser is not entitled to terminate the Contract in whole for Contractor’s default in accordance with Article 23.1.1 ([***]), Purchaser is hereby appointed the attorney in fact of the Contractor for the purpose of carrying out the provisions of the Security Interest and taking any action and executing any instruments that Purchaser may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney in fact is irrevocable and coupled with an interest.

41.1.10
Reasonable Supporting Actions.  Contractor agrees that, from time to time upon the written request of Purchaser on and after EDC, Contractor will execute and deliver such further documents and do such other acts and things as Purchaser may reasonably request in order to fully effectuate the purposes of this Article 41.  Contractor shall not change its name or jurisdiction of incorporation unless Contractor shall, within [***] days prior to such change, give written notice thereof and shall take all action reasonably requested by Purchaser to preserve the validity, perfection and priority of the Security Interest.

41.1.11
Termination of Security Interest.  After a valid termination of this Contract pursuant to Article 21, Article 23.2, Article 23.1.1 or Article 23.1.6, each of the foregoing in accordance with the respective terms, Contractor may, on behalf of Purchaser, file any documents (including UCC termination statements) to effect a termination of the Security Interests and any document filed or recorded to perfect such Security Interest.  Purchaser shall execute and deliver and, if appropriate, file with the applicable filing offices, such documents and instruments as may be necessary or desirable to effect such termination.  [***].

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IN WITNESS WHEREOF, the Parties have executed this Contract by their duly authorized officers as of the date set forth in the Preamble.

Space Systems/Loral, Inc.		Hughes Network Systems, LLC

By:	/s/ John Celli	By:	/s/ Adrian Morris

Name:	John Celli	Name:	Adrian Morris

Title:	President and CEO	Title:	Executive Vice President

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